Exhibit 10.20
NONQUALIFIED
DEFERRED COMPENSATION PLAN
ADOPTION AGREEMENT
(Including Code §409A provisions)

NONQUALIFIED
DEFERRED COMPENSATION PLAN
ADOPTION AGREEMENT
     The undersigned RURBAN FINANCIAL CORPORATION (“Employer”) by execution of this Adoption Agreement hereby establishes this Nonqualified Deferred Compensation Plan (“Plan”) consisting of the Basic Plan Document, this Adoption Agreement and all other Exhibits and documents to which they refer. The Employer makes the following elections concerning this Plan. All capitalized terms used in the Adoption Agreement have the same meaning given in the Basic Plan Document.
PREAMBLE
Plan Type: The Employer establishes this Plan as (choose one of (a) or (b)):

[X]	(a) Nonqualified Deferred Compensation Plan. An unfunded nonqualified deferred compensation plan which is (choose only one of (i), (ii) or (iii)):

[ ]	(i) Excess benefit plan. An “excess benefit plan” under ERISA and exempt from Title I of ERISA.

[X]	(ii) Top-hat plan. A “SERP” or other plan primarily for a “select group of management or highly compensated employees” under ERISA and partially exempt from Title I of ERISA.

[ ]	(iii) Contractors only. A plan benefiting only Contractors (non-Employees) and exempt from Title I of ERISA.

[ ]	(b) Ineligible 457 Plan. An ineligible 457 Plan subject to Code §457(f). The Employer is (choose only one of (i) or (ii)):

[ ]	(i) Governmental Plan. A State.

[ ]	(ii) Tax-Exempt Plan. A Tax-Exempt Organization. The Plan is intended to be a “top-hat” plan as described in (a)(ii) above or the Plan benefits only Contractors.
Note: If the Employer elects (a)(i), the Plan benefits only Employees. If the Employer elects (a)(ii), the Plan generally may not benefit Contractors based on the “primarily” requirement. If the Employer elects (a)(iii), the Plan benefits only Contractors. If the Employer elects (b)(i), the Plan may benefit Employees and Contractors. If the Employer elects (b)(ii), the plan is either a top-hat plan or benefits only Contractors.
ARTICLE I
DEFINITIONS
     1.10 Change in Control. Change in Control means (choose (a) or choose one of (b), (c) or (d)):

[ ]	(a) Not applicable. Change in Control does not apply for purposes of this Plan.

[X]	(b) All events. Change in Control means all events under Section 1.10.

[ ]	(c) Limited events. Change in Control means only the following events under Section 1.10 (choose one or two of (i), (ii) and (iii)):

[ ]	(i) Change in ownership of the Employer.

[ ]	(ii) Change in the effective control of the Employer.

[ ]	(iii) Change in the ownership of a substantial portion of the Employer’s assets.

[ ]	(d) (Specify): .
Note: The Employer may not use the blank in (d) to specify events not described in Prop. Treas. Reg. §1.409A-3(g)(5). However, the Employer may increase the percentages required to trigger a Change in Control under one or all three of the listed events.
     1.14 Compensation. The Employer makes the following modifications to the “gross W-2” definition of Compensation (choose (a) or at least one of (b) – (e)):

[X]	(a) No modifications.

[ ]	(b) Net Compensation. Exclude all elective deferrals to other plans of the Employer described in Section 1.14.

[ ]	(c) Base Salary only. Exclude all Compensation other than Base Salary.

[ ]	(d) Bonus only. Exclude all Compensation other than Bonus.

[ ]	(e) (Specify): .
Note: See Section 1.14 as to Contractor Compensation.
     1.16 Disability. Disability means (choose (a) or choose one of (b) or (c))):

[ ]	(a) Not applicable. Disability does not apply for purposes of this Plan.

[X]	(b) All impairments. All impairments constituting Disability.

[ ]	(c) Limited. Only the following impairments constituting Disability: .
     1.19 Effective Date. The effective date of the Plan is (choose one of (a) or (b)):

[X]	(a) New Plan. This Plan is a new Plan and is effective January 1, 2007.

[ ]	(b) Restated Plan. This Plan is a restated Plan and is restated effective as of . The Plan is restated to comply with Code §409A. The Plan was originally effective .
1.37 Plan Name. The name of the Plan as adopted by the Employer is: Rurban Financial Corp. Supplemental Executive Retirement Plan.

     1.38 Retirement Age. A Participant’s Retirement Age under the Plan is (choose only one of (a)-(d)):

[ ]	(a) Not applicable. Retirement Age does not apply for purposes of this Plan.

[X]	(b) Age. The Participant’s attainment of age 55.

[ ]	(c) Age and service. The Participant’s attainment of age with Years of Service with the Employer.

[ ]	(d) (Specify): .
     1.43 Specified Employee. The Plan’s identification date for purposes of determining Specified Employee status is (choose (a) or choose one of (b) or (c)):

[ ]	(a) Not applicable. The Employer does not have any Specified Employees.

[X]	(b) December 31.

[ ]	(c) (Specify): .
     1.50 Unforeseeable Emergency. Unforeseeable Emergency means (choose (a) or choose one of (b) or (c)):

[X]	(a) Not applicable. Unforeseeable Emergency does not apply for purposes of this Plan.

[ ]	(b) All events. All events constituting Unforeseeable Emergency.

[ ]	(c) Limited. Only the following events constituting Unforeseeable Emergency:
                                                                                                                                                                                      .
     1.54 Wraparound Election. The Plan (choose one of (a) or (b)):

[X]	(a) Permits. Permits Participants who participate in a 401(k) plan of the Employer to make Wraparound Elections.

[ ]	(b) Not permitted. Does not permit Wraparound Elections (or the Employer does not maintain a 401(k) plan covering any Participants).
     1.55 Year of Service. The following apply in determining credit for a Year of Service under the Plan (choose (a) or choose one or more of (b) – (e)):

[X]	(a) Not applicable. Year of Service does not apply for purposes of this Plan.

[ ]	(b) Year of continuous service. To receive credit for one Year of Service, the Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for the entire Taxable Year.

[ ]	(c) Service on any day. To receive credit for one Year of Service, the Participant only need be employed by the Employer (or render contract service to the Employer) on any day of a Taxable Year.

[ ]	(d) Pre-Plan service. The Employer will treat service before the Plan’s effective date for determining Years of Service as follows (choose one of (i) or (ii)):

[ ]	(i)Include.

[ ]	(ii)Disregard.

[ ]	(e) (Specify): .
ARTICLE II
PARTICIPATION
     2.01 Participant Designation. The Employer designates the following Employees or Contractors as Participants in the Plan (choose one of (a), (b) or (c)):

[ ]	(a) All top-hat Employees. All Employees whom the Employer from time to time designates as part of a select group of management or highly compensated employees.

[ ]	(b) All Employees with maximum qualified plan additions or benefits. All Employees who have reached or will reach their limit under Code §§415(b) or (c) in the Employer’s qualified plan for the Taxable Year or for the 415 limitation year ending in the Taxable Year.

[X]	(c) Specified Employees/Contractors by name, job title or classification: SVP and above that are highly compensated employees (HCE) for any of the RBNF employers. Directors for Rurban Financial Corp., The State Bank and Trust Company, and Rurbanc Data Services, Inc. and anyone listed in Exhibit “A” (e.g., Joe Smith, Executive Vice Presidents or those Employees/Contractors specified in Exhibit A).
Note: An Employer might elect (c) and reference Exhibit A to maintain confidentiality within the workforce as to the identity of some or all Participants.
     2.02 Elective Deferrals. Elective Deferrals by Participants are (choose one of (a), (b) or (c)):

[X]	(a) Permitted. Participants may make Elective Deferrals.

[ ]	(b) Not permitted. Participants may not make Elective Deferrals.

[ ]	(c) Frozen Elective Deferrals. The Plan does not permit Elective Deferrals as of:
                                                                                                                                                                                      .
     2.02(A) Amount limitation/conditions. A Participant’s Elective Deferrals for a Taxable Year are subject to the following amount limitation(s) or other conditions (choose (a) or choose at least one of (b) – (d)):

[ ]	(a) No limitation.

[X]	(b) Maximum Elective Deferral amount None for Board members and 75% of compensation for everyone else.

[ ]	(c) Minimum Elective Deferral amount .

[ ]	(d) (Specify) .
     2.02(B) Election timing. A Participant must provide the Elective Deferral election under Section 2.02 to the Employer (choose one of (a) or (b)):

[X]	(a) By the deadline. No later than the applicable election deadline under Section 2.02(B).

[ ]	(b) Specified date. No later than _______ days before the applicable election deadline under Section 2.02(B).
     2.02(B)(6) Final payroll period. The Plan treats final payroll period Compensation under Section 2.02(B)(6) as (choose one of (a) or (b)):

[X]	(a) Current Year. As Compensation for the current Taxable Year.

[ ]	(b) Subsequent Year. As Compensation for the subsequent Taxable Year.
     2.02(C) Early elections/changes. A Participant who makes an election before the applicable deadline under Section 2.02(B) (choose one of (a) or (b)):

[X]	(a) May change. May change the Election until the applicable election deadline.

[ ]	(b) May not change. May not change the election as to the Taxable Year to which the election applies.
Note: A payment change election under Section 4.03(B) is a separate election which is not controlled by this Section 2.02(C).
     2.02(D) Election duration. A Participant’s Elective Deferral election (choose one of (a) or (b)):

[ ]	(a) Taxable Year only. Applies only to the Participant’s Compensation for the Taxable Year for which the Participant makes the election.

[X]	(b) Continuing. Applies to the Participant’s Compensation for all Taxable Years, commencing with the Taxable Year for which the Participant makes the election, unless the Participant makes a new election or revokes or modifies his/her existing election.
     2.03 Nonelective Contributions. During each Taxable Year the Employer will contribute a Nonelective Contribution for each Participant equal to (choose (a) or (f) or choose one or more of (b) – (e)):

[X]	(a) None. The Employer will not make Nonelective Contributions to the Plan.

[ ]	(b) Fixed percentage. % of the Participant’s Compensation.

[ ]	(c) Fixed dollar amount. $ per Participant.

[ ]	(d) Discretionary. Such Nonelective Contributions (or additional Nonelective Contributions) as the Employer may elect, including zero.

[ ]	(e) (Specify): .

[ ]	(f) Frozen Nonelective Contributions. The Employer will not make any Nonelective Contributions as of: .
     2.04 Matching Contributions. During each Taxable Year, the Employer will contribute a Matching Contribution equal to (choose (a) or (i) or choose one or more of (b) – (h)):

[X]	(a) None. The Employer will not make Matching Contributions to the Plan.

[ ]	(b) Fixed match-flat. An amount equal to % of each Participant’s Elective Deferrals for each Taxable Year.

[ ]	(c) Fixed match-tiered. An amount equal to the following percentages for each specified level of a Participant’s Elective Deferrals or Years of Service for each Taxable Year:

Elective Deferrals	Matching Percentage
%
%
%
%
     Note: Specify Elective Deferrals subject to match as a percentage of Compensation or a dollar amount.

Years of Service	Matching Percentage
%
%
%
%

[ ]	(d) No other caps. The Employer in applying the Matching Contribution formula under (b) or (c) above will not limit the Participant’s Elective Deferrals taken into account (except as indicated above) and otherwise will not limit the amount of the match.

[ ]	(e) Limit on Elective Deferrals matched. The Employer in making Matching Contributions will disregard a Participant’s Elective Deferrals exceeding (specify percentage or dollar amount of Compensation) for the Taxable Year.

[ ]	(f) Limit on matching amount. The Matching Contribution for any Participant for a Taxable Year may not exceed: (specify percentage or dollar amount of Compensation).

[ ]	(g) Discretionary. Such Matching Contributions as the Employer may elect, including zero.

[ ]	(h) (Specify):

[ ]	(i) Frozen Matching Contributions. The Employer will not make any Matching Contributions as of:
     2.05 Actual or Notional Contribution. The Employer’s Contributions will be (choose one of (a) or (b) and choose (c) as applicable):

[ ]	(a) Actual. Made in cash or property to Participant Accounts or to the Trust.

[ ]	(b) Notional. Credited to Participant Accounts only as a bookkeeping entry.

[X]	(c) (Specify): Not Applicable. The Employer will not make any contributions to the Plan
     2.06 Allocation Conditions. To receive an allocation of Employer Contributions, a Participant must satisfy the following conditions during the Taxable Year (choose (a) or choose one or both of (b) and (c)):

[X]	(a) No allocation conditions.

[ ]	(b) Year of continuous service. The Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for the entire Taxable Year.

[ ]	(c) (Specify):
ARTICLE III
VESTING AND SUBSTANTIAL RISK OF FORFEITURE
     3.01 Vesting Schedule/Other Substantial Risk of Forfeiture. The following vesting schedule or other Substantial Risk of Forfeiture applies to a Participant’s Accrued Benefit (choose (a) or choose one or more of (b) – (f)):

[ ]	(a) Not applicable. The Plan does not apply a vesting schedule or other Substantial Risk of Forfeiture.

[X]	(b) Immediate vesting. 100% Vested at all times with respect to the entire Accrued Benefit.

[ ]	(c) Immediate vesting (Elective Deferrals)/vesting schedule (Employer Contributions). A Participant’s Elective Deferral Account is 100% Vested at all times. A Participant’s Nonelective Contributions Account and Matching Contributions Account are subject to the following vesting schedule:

Years of Service	Vesting %
%
%
%
%

[ ]	(d) Vesting schedule — entire Accrued Benefit. The Participant’s entire Accrued Benefit is subject to the following vesting schedule:

Years of Service	Vesting %
or less	0%

%

%

%

%

%

or more	100%

[ ]	(e) Vesting schedule – class year or all years. The Plan’s vesting schedule applies as follows (Choose one of (i) or (ii)):

[ ]	(i) Class year. Apply the vesting schedule separately to the Deferred Compensation for each Taxable Year.

[ ]	(ii) All years. Apply the vesting schedule to all Deferred Compensation based on all Years of Service.

[ ]	(f) Other Substantial Risk of Forfeiture. (Specify):

Note: An Employer may elect both a vesting schedule and an additional Substantial Risk of Forfeiture. In such event, a Participant failing to satisfy the conditions resulting in a Substantial Risk of Forfeiture will forfeit his/her Account, even if 100% Vested under any vesting schedule. If the Plan is an Ineligible 457 Plan, the Employer must specify a Substantial Risk of Forfeiture, which may be a vesting schedule provided that under any “graded” vesting schedule, an Ineligible 457 Plan Participant will be taxed as and when each portion of his/her Deferred Compensation vests.
     3.02 Immediate Vesting on Specified Events. A Participant’s entire Accrued Benefit is 100% Vested without regard to Years of Service if the Participant’s Separation from Service with the Employer on or following or as a result of (choose (a) or choose one or more of (b) – (e)):

[X]	(a) Not Applicable.

[ ]	(b) Retirement Age. On or following Retirement Age.

[ ]	(c) Death. As a result of death.

[ ]	(d) Disability. As a result of Disability.

[ ]	(e) (Specify):

Note: An early vesting provision generally does not result in prohibited acceleration of benefits under Code §409A. See Plan Section 4.03(C).
     3.03 Application of Forfeitures. The Employer will (choose only one of (a) – (d)):

[X]	(a) Not Applicable. Not apply any provision regarding allocation of forfeitures since there are no Plan forfeitures.

[ ]	(b) Retain. Keep all forfeitures for the Employer’s account.

[ ]	(c) Allocate. Allocate (in the year in which the forfeiture occurs) any forfeiture to the Accounts of the remaining (nonforfeiting) Participants, in accordance with one of the following methods (choose only one):

[ ]	(i) Per Compensation. In the same ratio each Participant’s Compensation for the Taxable Year bears to the total Compensation of all Participants sharing in the forfeiture allocation for the Taxable Year.

[ ]	(ii) Per Account balances. In the same ratio each Participant’s Account balance at the beginning of the Taxable Year bears to the total Account balances of all Participants sharing in the forfeiture allocation for the Taxable Year.

[ ]	(d) (Specify):

ARTICLE IV
BENEFIT PAYMENTS
     4.01(A) Specified Employees. In making payments to a Specified Employee, the Plan (choose (a) or choose one of (b) or (c)):

[ ]	(a) Not applicable. The Employer does not employ any Specified Employees.

[X]	(b) Accumulate payments. The Plan will accumulate all payments otherwise payable within the 6 month period and pay such accumulated amounts on: (specify a date /time after the 6 month period).

[ ]	(c) Delay installments. The Plan will delay payment of each installment otherwise payable within the 6 month period to a date which is 6 months following the original due date of each payment.
     4.01(B) Contractor deemed Separation from Service. In making any payment to a Contractor based on Separation from Service, the Plan (choose one of (a) or (b)):

[X]	(a) Applies deemed Separation from Service. Applies the deemed Separation from Service provisions of Section 4.01(B).

[ ]	(b) Does not apply. Does not apply the deemed Separation from Service provisions of Section 4.01(B).
     4.02 Other Payment Events. The Plan (in addition to Separation from Service and death under Section 4.01) (choose one of (a) or (b)):

[ ]	(a) Not permitted. Does not permit payment to any Participant except based on Separation from Service or death.

[X]	(b) Permitted. Permits payment to a Participant as follows (choose one or more of (i) – (vi)):

[X]	(i) Disability. The Plan permits payment to a Participant who incurs a Disability.

[X]	(ii) Specified Time. The Plan permits payment to a Participant at a Specified Time (choose one of (I) – (IV)):

[ ]	(I) Forfeiture Lapse. At the time that the Deferred Compensation no longer is subject to a Substantial Risk of Forfeiture.

[X]	(II) Retirement Age. At or commencing on Retirement Age.

[ ]	(III) (Specify): On: (e.g., January 1, 2015).

[ ]	(IV) Election. In accordance with a Participant or Employer election under Sections 4.03(A) or (B).
Note: The Employer must approve a Participant election of any option not specified in the Adoption Agreement. See Section 4.07. Payment at a Specified Time will be a lump-sum payment.

[X]	(iii) Fixed Schedule. The Plan Permits payment to a Participant in accordance with the following Fixed Schedule (choose one of (I) or (II)):

[X]	(I) Schedule: December 1 and June 1 of each year if elected at the time of the initial deferral.

[ ]	(II) Election. In accordance with a Participant or Employer election under Sections 4.03(A) or (B).
Note: The Employer must approve a Participant election of any option not specified in the Adoption Agreement. See Section 4.07. Payment pursuant to a Fixed Schedule will be installments or an annuity commencing at a specific time.

[X]	(iv) Change in Control. The Plan permits payment to a Participant based on a Change in Control.

[ ]	(v) Unforeseeable Emergency. The Plan permits payment to a Participant who has an Unforeseeable Emergency.

[ ]	(vi) (Specify):

(e.g., based on Unforeseeable Emergency, but only as the Elective Deferral Accounts).
Note: The Employer in (vi) may modify any of (i)-(v) but only if such modifications are consistent with Code §409A.
     4.03 Form, Timing and Method of Payment/Elections. The Plan will pay a Participant’s Vested Accrued Benefit as follows (complete (a), (b) and (c)):

(a)	Form. The form of payment will be (choose only one of (i) — (iv)):

[X]	(i) Cash only.

[ ]	(ii) Property only.

[ ]	(iii) Property or cash (or both).

[ ]	(iv) Election. In accordance with a Participant or Employer election under Sections 4.03(A) or (B).
Note: The Employer must approve a Participant election under (a)(iv) of any payment form option not specified in the Adoption Agreement. See Section 4.07.
Note: A choice between cash or property is not subject to Code §409A. See Prop. Treas. Reg. §1.409A-2(a)(1). The Plan treats this election as not subject to the timing rules applicable to the election of payment timing and method. Also see Section 4.03(C) as to anti-acceleration.

(b)	Timing. Payment will commence or be made (choose only one of (i) — (v)):

[X]	(i) 30 days. On a date which is 30 days following the payment event, unless otherwise made at a Specified Time or in accordance with a Fixed Schedule.

[ ]	(ii) 6 months. On a date that is 6 months following the payment event, unless otherwise made at a Specified Time or in accordance with a Fixed Schedule.

[ ]	(iii) Specified Time/Fixed Schedule. At the Specified Time under Section 4.02(b)(ii) or pursuant to the Fixed Schedule under Section 4.02(b)(iii).

[ ]	(iv) (Specify): .

[ ]	(v) Election. In accordance with a Participant or Employer election under Sections 4.03(A) or (B).
Note: The Employer must approve a Participant election under (b)(v) of any payment timing option not specified in the Adoption Agreement. See Section 4.07.
Note: See Section 4.01(A) as to restrictions on timing of payments to Specified Employees.

(c)	Method. The Plan will make payment in the form of (choose one or more of (i) – (v)):

[X]	(i) Lump-sum. A single payment.

[X]	(ii) Installments. In installments as follows: Once a year, maximum of 10 years.

[ ]	(iii) Annuity. An immediate annuity contract.

[ ]	(iv) (Specify): .

[ ]	(v) Election. In accordance with a Participant or Employer election under Sections 4.03(A) or (B).

Note: The Employer must approve a Participant election under (c)(v) of any payment method option not specified in the Adoption Agreement. See Section 4.07.
     4.03(A) Initial payment elections. The Plan (choose only one of (a) — (d)):

[ ]	(a) No elections. The Plan and Adoption Agreement specify the form, timing and method of payment.

[X]	(b) Participant initial election. Permits a Participant initially to elect the form, timing and method of payment of his/her Deferred Compensation in accordance with Section 4.03(A) (choose only one of (i) or (ii)):

[ ]	(i ) All Accounts. The Plan applies a Participant’s elections to all of the Participant’s Accounts under the Plan.

[X]	(ii) Elective Deferral Account. The Plan applies a Participant’s elections only to the Participant’s Elective Deferral Account. The Employer will make all payment elections as to Nonelective and Matching Contribution Accounts.
Note: A Participant in his/her election form may limit the payment election to Compensation Deferred at the time of the election or also may apply the payment election to all future Deferred Compensation, regardless of whether under (a) above, the Participant’s election applies to some or all of the Participant’s Account types.

[ ]	(c) Employer initial election. Permits the Employer (and not the Participant) initially to elect the form, timing and method of payment of all Participant Accounts in accordance with Section 4.03(A).

[ ]	(d) (Specify): (e.g., the Participant may make an election only as to the Participant’s Grandfathered Amounts).
Note: If a Participant or the Employer does not make an initial payment election, see Section 4.03(A).
     4.03(B) Change payment elections. The Plan (choose only one of (a) — (d)):
Note: Even if the Employer elects Section 4.03(A)(a) not to permit any Participant or Employer initial payment elections, the Plan treats a Plan designation of the form, timing and method of payment as an initial election for purposes of applying any change election the Plan permits.

[ ]	(a) Changes not permitted. Does not permit a Participant, a Beneficiary or the Employer to change an initial payment election in accordance with Section 4.03(B).

[X]	(b) Permits changes. Permits changes to an initial payment election or changes to a change payment election in accordance with Section 4.03(B) and as follows (choose only one of (i) or (ii), choose (iii) if applicable and choose (iv) if applicable):

[X]	(i)Participant election. Permits a Participant to make change payment elections.

[ ]	(ii)Employer election. Permits the Employer to make change payment elections.

[X]	(iii)Beneficiary election. Permits a Beneficiary following the Participant’s death to make change payment elections.

[ ]	(iv)(Specify): (e.g., a Beneficiary may make a change payment election only if the Participant had the right to do so, OR a Participant may make a change payment election only after attaining age 60).

[ ]	(c) One change payment election only. Permits a Participant, a Beneficiary or the Employer (as applicable under Section 4.03(B)(b)) to make only one change payment election in accordance with Section 4.03(B).

[ ]	(d) (Specify): (e.g., permits change payment elections only as to Elective Deferral Account).
     4.03(B)(3) Installment payments. The Plan under Section 4.03(B)(3) for purposes of application of the change payment election provisions treats an installment payment as a (choose one of (a), (b) or (c)):

[X]	(a) Single payment.

[ ]	(b) Series of payments.

[ ]	(c) Not applicable. The Plan does not permit installment payments.
     4.03(B)(6) Payment delay. The Plan under Section 4.03(B)(6) applies the following payment delay provisions (choose one of (a) or (b) and choose (c) as applicable or choose only (d)):

[ ]	(a) All provisions.

[ ]	(b) Limited provisions: (specify applicable payment delay provisions).

[ ]	(c) Application of non-deductible payment provision. If under (a) or (b), the Plan applies Section 4.03(B)(6)(a) relating to certain non-deductible payments, the Plan will pay any such affected Deferred Compensation (choose one of (i) or (ii)):

[ ]	(i) Earliest deductible date. At the earliest date the Employer reasonably anticipates that the payment will be deductible.

[ ]	(ii) Separation from Service. Following the affected Participant’s Separation from Service.
Note: See Section 4.03(B)(6)(e) as to the removal of any of the payment delay provisions and as to the addition of such provisions.

[X]	(d) Not Applicable. The Plan does not apply the payment delay provisions of Section 4.03(B)(6).
     4.03(D) Permissible accelerations. The Plan under Section 4.03(D) applies the following permissible payment acceleration provisions (choose one of (a), (b) or (c)):

[ ]	(a) All provisions.

[ ]	(b) Limited provisions: (specify applicable permissible payment acceleration provisions).

[X]	(c) Not Applicable. The Plan does not apply the permissible payment acceleration provisions of Section 4.03(D).
     4.03(E) Cash-out on Separation from Service ($10,000 maximum). The Plan (choose one of (a) or (b)):

[ ]	(a) Does not apply cash-out. Will not pay a Participant’s Vested Account Balance (not exceeding $10,000) upon Separation from Service in accordance with Section 4.03(E).

[X]	(b) Applies cash-out. Will pay a Participant’s entire Vested Account Balance (not exceeding $10,000) upon Separation from Service in accordance with Section 4.03(E).
     4.03(F)Cash-out of 409A Amount on payment event. The Plan (choose one of (a) or (b)):

[ ]	(a) Does not apply cash-out. Will not pay a Participant’s Vested Accrued Benefit attributable to 409A Amounts on a payment event in accordance with Section 4.03(F).

[ ]	(b) Applies cash-out. Will pay a Participant’s Vested Accrued Benefit attributable to 409A Amounts as soon as the Participant incurs a payment event under the Plan in accordance with Section 4.03(F), provided that the Participant’s Vested Accrued Benefit attributable to 409A Amounts does not exceed: $10,000 (specify any amount).
Note: Option (b) applies only as to Compensation Deferred after the option becomes effective.
ARTICLE V
TRUST ELECTION AND INVESTMENTS
     5.01 Trust Election. The Employer makes the following elections regarding the maintenance and investment of Participant Accounts under the Plan (choose one of (a) or (b)):

[X]	(a) No Trust. The Employer does not create the Trust described in Section 5.01.

[ ]	(b) Rabbi Trust. The Employer will establish the Trust described in Section 5.01 and designated as Exhibit B. The Trust will be identical in form to the Model Rabbi Trust issued by the Internal Revenue Service under Rev. Proc. 92-64 or any successor thereto. The Employer also may modify the Trust if necessary to comply with Applicable Guidance. The Employer will select among the optional and alternative features available under the Trust, and the Employer will not establish or adopt any other trust under the Plan.
     5.02 Actual or Notional Earnings. The Employer will credit each Participant’s Account with (choose one of (a) or (b)):

[X]	(a) Actual Earnings (choose only one of (i) - (v)):

[ ]	(i) Trust. In accordance with applicable provisions of the Trust.

[ ]	(ii) Employer direction. As a result of the Employer’s directed investment of the Account.

[X]	(iii) Participant direction. As a result of the Participant’s directed investment of his/her own Account.

[ ]	(iv) Participant direction over Elective Deferrals. As a result of the Participant’s directed investment of his/her own Elective Deferral Account, and the Employer’s directed investment of the balance of the Participant’s Account.

[ ]	(v) (Specify):

[ ]	(b) Notional Earnings. (choose only one of (i), (ii) or (iii)):

[ ]	(i) Fixed interest. Interest at the rate of % per annum compounded and applied to (choose only one of (I), (II) or (III)):

[ ]	(I) Total Account. The Participant’s entire Account.

[ ]	(II) Deferrals only. The Participant’s Elective Deferral Account, with the balance of the Account being subject to actual investment as specified in Section 5.02(a).

[ ]	(III) Employer Contribution only. The Participant’s Employer Contribution Accounts with the balance of the Account being subject to actual investment as specified in Section 5.02(a).

[ ]	(ii) Floating interest. Interest at the rate of applied to (choose only one of (I), (II) or (III)):

[ ]	(I) Total Account. The Participant’s entire Account.

[ ]	(II) Deferrals only. The Participant’s Elective Deferral Account, with the balance of the Account being subject to actual investment as specified in Section 5.02(a).

[ ]	(III) Employer Contribution only. The Participant’s Employer Contribution Accounts with the balance of the Account being subject to actual investment as specified in Section 5.02(a).

[ ]	(iii) (Specify):

EMPLOYER SIGNATURE
     The Following Employers hereby agree to the provisions of this Plan, and in witness of its agreement, the Employers, by their duly authorized officers, have executed this Adoption Agreement on November 29, 2006.

Name of Employer:	Rurban Financial Corp.

Employer’s EIN:

Signed:	/s/ Kenneth A. Joyce

Kenneth A. Joyce

President and CEO	[Name/Title]

Name of Employer:	The Exchange Bank

Employer’s EIN:

Signed:	/s/ Duane L. Sinn

Duane L. Sinn

CFO and Senior Vice President	[Name/Title]

Name of Employer:	Diverse Computer Marketers, Inc.

Employer’s EIN:

Signed:	/s/ Kenneth A. Joyce

Kenneth A. Joyce

Chairman and CEO	[Name/Title]

Name of Employer:	Reliance Financial Services, N.A.

Employer’s EIN:

Signed:	/s/ David A. Bell

David A. Bell

Executive Vice President	[Name/Title]

Name of Employer:	Rurbanc Data Services, Inc.

Employer’s EIN:

Signed:	/s/ Kenneth A. Joyce

Kenneth A. Joyce

Chairman and CEO	[Name/Title]

Name of Employer:	Rurban Operations Corp.

Employer’s EIN:

Signed:	/s/ Kenneth A. Joyce

Kenneth A. Joyce

Chairman and CEO	[Name/Title]

Name of Employer:	State Bank and Trust Company

Employer’s EIN:

Signed:	/s/ Duane L. Sinn

Duane L. Sinn

CFO and Senior Vice President	[Name/Title]

Name of Employer:	RFCBC, Inc.

Employer’s EIN:

Signed:	/s/ Henry R. Thiemann

Henry R. Thiemann

President and CEO	[Name/Title]

NONQUALIFIED
DEFERRED COMPENSATION PLAN
BASIC PLAN DOCUMENT
(Including Code §409A provisions)

NONQUALIFIED
DEFERRED COMPENSATION PLAN
BASIC PLAN DOCUMENT
By execution of the Adoption Agreement associated with this Basic Plan Document, the Employer establishes this Nonqualified Deferred Compensation Plan (“Plan”) for the benefit of certain Employees and Contractors the Employer designates in its Adoption Agreement. The primary purpose of the Plan is to provide additional compensation to Participants upon termination of employment or service with the Employer. The Employer will pay benefits under the Plan only in accordance with the terms and conditions set forth in the Plan.
PREAMBLE
Plan Type. The Employer in its Adoption Agreement will specify whether it establishes the Plan as a nonqualified deferred compensation plan or as an ineligible Code §457(f) plan. A nonqualified deferred compensation plan is an unfunded plan that may be: (i) an “excess benefit plan”; (ii) a plan maintained “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” (“top-hat plan”); or (iii) a plan for Contractors. A top-hat plan includes a supplemental executive retirement plan (“SERP”).
Possible Nonuniformity. The Employer in its Adoption Agreement will specify such Plan terms as will apply to all Participants uniformly or as may apply to a given Participant. The Employer need not provide the same Plan benefits or apply the same Plan terms and conditions to all Participants, even as to Participants who are of similar pay, title and other status with the Employer. The elections the Employer makes in its Adoption Agreement apply uniformly to all Participants, except to the extent the Employer adopts inconsistent provisions with respect to one or more Participants in a separate attachment designated as “Exhibit A” and attached to the Adoption Agreement. The Employer may create a separate Exhibit A for one or more Participants, specifying such terms and conditions as are applicable to a given Participant. The Employer, in Exhibit A, may modify any Plan provision or any Adoption Agreement election as to one or more Participants.
I. DEFINITIONS
1.01 “Account” means the account the Employer establishes under the Plan for each Participant and, as applicable, means a Participant’s Elective Deferral Account, Nonelective Contribution Account or Matching Contribution Account.
1.02 “Accrued Benefit” means the total dollar amount credited to a Participant’s Account.
1.03 “Adoption Agreement” means the document the Employer executes to establish the Plan and includes all Exhibits and other documents referenced therein.

1.04 “Aggregated Plans” means this Plan and any other like-type plan or arrangement (account balance plan or separation pay arrangement) of the Employer in which a Participant participates and as to which the Plan or Applicable Guidance requires the aggregation of all such nonqualified deferred compensation in applying Code §409A.
1.05 “Applicable Guidance” means as the context requires Code §§83, 409A and 457, Treas. Reg. §1.83, Prop. Treas. Reg. §1.409A, Treas. Reg. §1.457-11, or other written Treasury or IRS guidance regarding or affecting Code §§83, 409A or 457(f). Applicable Guidance also includes, through December 31, 2006, or other applicable date, Notice 2005-1.
1.06 “Base Salary” means a Participant’s Compensation consisting only of regular salary and excluding any other Compensation.
1.07 “Basic Plan Document” means this Nonqualified Deferred Compensation Plan document.
1.08 “Beneficiary” means the person or persons entitled to receive Plan benefits in the event of a Participant’s death.
1.09 “Bonus” means a Participant’s Compensation consisting only of bonus and excluding any other Compensation. A Bonus also may be Performance-Based Compensation under Section 1.36.
1.10 “Change in Control” means, as to an Employer which is a corporation, a change: (i) in the ownership of the Employer; (ii) in the effective control of the Employer; or (iii) in the ownership of a substantial portion of the assets of the Employer, within the meaning of Prop. Treas. Reg. §1.409A-3(g)(5) or in Applicable Guidance. The Employer in its Adoption Agreement will elect whether a Change in Control includes any or all the events described in clauses (i), (ii) or (iii) and also may elect to increase the percentage change required under any such event to constitute a Change in Control. Pending the issuance of Applicable Guidance as to the application of the Change in Control provisions to partnerships (or to other unincorporated Employers), if the Employer elects in its Adoption Agreement to permit Change in Control as a payment event, the Employer will apply clauses (i) and (iii) by analogy.
1.11 “Change in the Employer’s Financial Health” means an adverse change in the Employer’s financial condition as described in Applicable Guidance.
1.12 “Code” means the Internal Revenue Code of 1986, as amended.
1.13 “Commissions” means Compensation or portions of Compensation a Participant earns if: (i) a substantial portion of Participant’s services to the Employer consists of the direct sale of a product or a service to a customer; (ii) the Compensation the Employer pays to the Participant consists either of a portion of the purchase price for the product or service or of an amount calculated solely by reference to volume of sales; and (iii)

payment is contingent upon the Employer receiving payment for the product or services from a customer who is unrelated to the Employer or to the Participant. A customer is related if treated as related under Prop. Treas. Reg. §§1.409A-1(f)(3)(ii) or -1(f)(3)(iv).
1.14 “Compensation” means as to an Employee, gross W-2 compensation. “W-2 Compensation” means wages for federal income tax withholding purposes, as defined under Code §3401(a), plus all other payments to an Employee in the course of the Employer’s trade or business, for which the Employer must furnish the Employee a written statement under Code §§6041, 6051 and 6052, disregarding any rules limiting the remuneration included as wages under this definition based on the nature or location of the employment or service performed. “Gross W-2 compensation” means W-2 compensation plus all amounts excludible from a Participant’s gross income under Code §§125,132(f)(4), 402(e)(3), 402(h)(2), 403(b), and 408(p), contributed by the Employer, at the Participant’s election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) arrangement, a SEP, a tax sheltered annuity, or a SIMPLE plan. Compensation as to a Contractor means all payments by the Employer to the Contractor for services during a Taxable Year. The Employer, in its Adoption Agreement, may modify the definition of Compensation or may specify a different definition of Compensation either as to Employees, as to Contractors or both.
1.15 “Contractor” means a person or entity (as described in Prop. Treas. Reg. §1.409A-1(f)(1), and which is not on the accrual method of accounting for Federal income tax purposes) providing services to the Employer and who is not an Employee. For this Plan, a Contractor excludes a Contractor providing significant services to the Employer and to at least two unrelated entities as described in Prop. Treas. Reg. §1.409A-1(f)(3) or other Applicable Guidance.
1.16 “Disability” means a condition of a Participant who by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months: (i) is unable to engage in any substantial gainful activity; or (ii) is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees. The Employer in its Adoption Agreement will elect whether Disability includes all impairments constituting Disability under this Section 1.16, or only certain specified Disabilities which satisfy the foregoing definition. The Employer will determine whether a Participant has incurred a Disability based on its own good faith determination and may require a Participant to submit to reasonable physical and mental examinations for this purpose. A Participant will be deemed to have incurred a Disability if: (i) the Social Security Administration determines that the Participant is totally disabled; or (ii) the applicable insurance company providing disability insurance to the Participant under an Employer sponsored disability program determines that a Participant is disabled under the insurance contract definition of disability, provided such definition complies with the definition in this Section 1.16.
1.17. “Deferred Compensation” means the Participant’s Account Balance attributable to Elective Deferrals and Employer Contributions and includes Earnings on such amounts. “Compensation Deferred” is Compensation that the Participant or the Employer has deferred under this Plan. Compensation is Deferred Compensation if: (i) under the terms of the Plan and the relevant facts and circumstances, the Participant has a Legally Binding Right to Compensation during a Taxable Year that the Participant has not actually or constructively received and included in gross income; and (ii) pursuant to the Plan terms, the Compensation is payable to or on behalf of the Participant in a later Taxable Year. Deferred Compensation includes Separation Pay paid pursuant to a Separation Pay Arrangement except as otherwise described in Prop. Treas. Reg. §1.409A-1(b)(9) which excludes: (i) certain collectively bargained Separation Pay Arrangements; (ii) payments based upon an involuntary Separation from Service or pursuant to a Window Program where the payments do not exceed certain dollar limitations and are paid no later than December 31 of the second calendar year which follows the calendar year in which the Separation from Service occurs; and (iii) certain reimbursements, in-kind benefits, direct payments to the provider of goods and services on behalf of the Participant, or de minimis payments where the expenses incurred and the reimbursements are paid no later than December 31 of the second calendar year following the calendar year in which the Separation from Service occurs. Deferred Compensation for purposes of this Plan does not include: (i) Compensation payable after the last day of the Participant’s Taxable Year pursuant to the normal timing of the Employer’s payroll period as provided in Prop. Treas. Reg. §1.409A-1(b)(3); (ii) certain short-term deferrals as provided in Prop. Treas. Reg. §1.409A-1(b)(4); (iii) certain restricted property as described in Prop. Treas. Reg. §1.409A-1(b)(6); (iv) certain foreign arrangements as described in Prop. Treas. Reg. §1.409A-1(b)(8); and (v) any other amounts which under Applicable Guidance are not a Grandfathered Amount or a 409A Amount under Article VII.
1.18 “Earnings” means Trust earnings, gain or loss applicable to a Participant’s Account. In the absence of a Trust, Earnings means the Plan’s actual or notional earnings, gain and loss applicable to a Participant’s Account as described in Section 5.02.
1.19 “Effective Date” of the Plan is the date the Employer specifies in the Adoption Agreement.
1.20 “Elective Deferral” means Compensation a Participant elects to defer into the Participant’s Account under the Plan.
1.21 “Elective Deferral Account” means the portion of a Participant’s Account attributable to Elective Deferrals and Earnings thereon.
1.22 “Employee” means a person or entity (as described in Prop. Treas. Reg. §1.409A-1(f)(1), and which is not on the accrual method of accounting for Federal income tax purposes) providing services to the Employer in the capacity of a common law employee of the Employer.
1.23 “Employer” means the person or entity: (i) receiving the services of the Participant; (ii) with respect to whom the Legally Binding Right to Compensation arises; and (iii)

who or which executes an Adoption Agreement establishing the Plan. The Employer includes all persons with whom the Employer would be considered a single employer under Code §§414(b) or (c). In the case of an Ineligible 457 Plan, Employer means a State or a Tax-Exempt Organization.
1.24 “Employer Contribution” means amounts the Employer contributes or credits to an Account under the Plan, including Nonelective Contributions and Matching Contributions but not including Elective Deferrals.
1.25 “Employer Contribution Account” means the portion of a Participant’s Account attributable to Employer Contributions and Earnings thereon.
1.26 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
1.27 “409A Amount” means: (i) any Compensation Deferred prior to January 1, 2005, unless such Deferred Compensation is a Grandfathered Amount; and (ii) any Compensation Deferred in Taxable Years beginning after December 31, 2004. In determining 409A Amounts, the rules of Section 1.04 regarding Aggregated Plans apply.
1.28 “Grandfathered Amount” means prior to January 1, 2005, a Participant: (i) had a Legally Binding Right to be paid Deferred Compensation; and (ii) such Deferred Compensation is Vested, unless the Employer after October 3, 2004, materially modifies the Plan (within the meaning of Section 7.04). For purposes of determining whether Deferred Compensation is Vested, the conditioning of payment of the Deferred Compensation on the completion of services in 2005 for a payroll period that includes December 31, 2004, does not constitute a requirement to render additional services or a Substantial Risk of Forfeiture. If the Plan is a Separation Pay Arrangement, the Employer will determine any Grandfathered Amount in accordance with the Preamble to the Prop. Treas. Reg. §1.409A and Applicable Guidance. In determining Grandfathered Amounts, the rules of Section 1.04 regarding Aggregated Plans apply.
1.29 “Ineligible 457 Plan” means this Plan which is subject to Code §457(f) and that is not an eligible 457 plan under Code §457(b).
1.30 “Legally Binding Right” means, in reference to Compensation, the grant by the Employer to the Participant of a right to Compensation where, after the Participant has performed the services which created the Legally Binding Right, the Compensation is not subject to unilateral reduction or elimination by the Employer or any other person, The Employer, based on the facts and circumstances and in accordance with Prop. Treas. Reg. §1.409A-1(b)(1), will determine: (i) whether a Legally Binding Right exists; or (ii) whether a Legally Binding Right does not exist on account of the existence of negative discretion which has substantive significance to reduce or eliminate the Compensation.
1.31 “Matching Contribution” means a fixed or discretionary Employer contribution made with respect to a Participant’s Elective Deferral.

1.32 “Matching Contribution Account” means the portion of a Participant’s Account attributable to Matching Contributions and Earnings thereon.
1.33 “Nonelective Contribution” means a fixed or discretionary Employer Contribution that is unrelated to a Participant’s Elective Deferrals.
1.34 “Nonelective Contribution Account” means the portion of a Participant’s Account attributable to Nonelective Contributions and Earnings thereon.
1.35 “Participant” means an Employee or Contractor the Employer designates under Adoption Agreement Section 2.01 to participate in the Plan.
1.36 “Performance-Based Compensation” means Compensation (including a Bonus) where the amount of, or entitlement to, the Compensation is contingent on satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months during which the Participant performs services. The Employer must establish the organizational or individual performance criteria in writing not later than 90 days after commencement of the performance period and the outcome must be substantially uncertain at the time that the Employer establishes the performance criteria. The Employer may establish performance criteria without the necessity of action by its shareholders, board of directors, compensation committee or similar entities. Performance-Based Compensation may be based on subjective performance criteria provided: (i) the criteria relate the Participant’s performance, a group of service providers that includes the Participant or a business unit for which the Participant provides services which may include the Employer; and (ii) the person who decides whether the subjective performance criteria have been met is someone other than the Participant, the Participant’s family member (within the meaning of Code §267(c)(4) applied as if the family of an individual includes the spouse of any member of the family), a person under the supervision of the Participant or such a family member, or where the compensation of the decision maker is controlled in whole or in part by the Participant or such a family member. The Employer will determine the status of Compensation as Performance-Based Compensation in accordance with Prop. Treas. Reg. §1.409A-1(e) and Applicable Guidance.
1.37 “Plan” means the Nonqualified Deferred Compensation Plan of the Employer established by and including the Adoption Agreement, the Basic Plan Document and the Trust, if any. The Employer will set forth the name of the Plan in its Adoption Agreement. For purposes of applying Code §409A requirements: (i) this Plan is an account balance plan under Prop. Treas. Reg. §1.409A-1(c)(2)(i)(A) or is a separation pay arrangement under Prop. Treas. Reg. §1.409A-1(c)(2)(i)(C); and (ii) this plan constitutes a separate plan for each Participant. This Plan does not constitute: (i) a Code §401(a) plan with and exempt trust under Code §501(a); (ii) a Code §403(a) annuity plan; (iii) a Code §403(b) annuity; (iv) a Code §408(k) SEP; (v) a Code §408(p) Simple IRA; (vi) a Code §501(c)(18) trust to which an active participant makes deductible contributions; (vii) a Code §457(b) plan; or (viii) a Code §415(m) plan.

1.38 “Retirement Age” means the date the Employer elects in the Adoption Agreement. A Participant is not entitled to distribution of his/her Vested Accrued Benefit based solely on attainment of Retirement Age, unless the Employer elects in the Adoption Agreement to permit such distributions.
1.39 “Separation from Service” means in the case of an Employee, the Employee’s termination of employment with the Employer whether on account of death, retirement or otherwise.
(A) Effect of Leave. An Employee does not incur a Separation from Service if the Employee is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government), if such leave does not exceed a period of six months, or if longer, the period for which a statute or contract provides the Employee with the right to reemployment with the Employer. If a Participant’s leave exceeds six months but the Participant is not entitled to reemployment under a statute or contract, the Participant incurs a Separation from Service on the next day following the expiration of six months.
(B) Insignificant Service. If an Employee continues to perform services for the Employer, but the services are not more than insignificant, the Employee incurs a Separation from Service. For this purpose, an Employee will be deemed to provide more than insignificant service (and no Separation from Service occurs) if the Employee provides service at an annual rate and receives annual remuneration from the Employer which are equal to at least 20% of the average annual service performed and to at least 20% of the average annual remuneration earned during the immediately preceding 3 full calendar years of employment, or if less, the period the Employer employed the Employee.
(C) Significant Non-Employee Service. In addition, a former Employee who continues to render significant services to the Employer in a non-Employee capacity is not deemed to have incurred a Separation from Service. For this purpose a former Employee is deemed to render significant service if the former Employee provides service at an annual rate and receives annual remuneration from the Employer which are equal to at least 50% of the average annual service performed and to at least 50% of the average annual remuneration earned during the immediately preceding 3 full calendar years of employment, or if less, the period the Employer employed the Employee.
(D) Contractor. Separation from Service, in the case of a Contractor, means the expiration of the contract or contracts under which the Contractor performs services for the Employer provided that the expiration constitutes a good-faith and complete termination of the contractual relationship between the Contractor and the Employer. A good-faith and complete termination does not occur if: (i) the Employer anticipates a renewal of the service contract for the services provided under the expired contract or the Employer anticipates the Contractor becoming an Employee; and (ii) neither the Employer nor the Contractor has eliminated the Contractor as a possible provider of such additional services. The Employer is deemed to intend renewal of the Contractor’s expired contract if renewal is conditioned only upon the need for services, the Employer’s ability to pay for the services, or both. See Section 4.01(B) as to Contractor “deemed” Separation from Service provisions.
(E) Employer Determination. The Employer will determine whether an Employee has incurred a Separation from Service: (i) based on the facts and circumstances; (ii) subject to the provisions of this Section 1.39; and (iii) without application of the “same desk rule” under Rev. Rul. 79-336 and Rev. Rul. 80-229. The Employer will determine whether an Employee or Contractor has incurred a Separation from Service in accordance with Prop. Treas. Reg. §1.409A-1(h) and Applicable Guidance.
1.40 “Separation Pay” means any Compensation where one of the conditions to a right to the Compensation is Separation from Service, whether voluntary or involuntary. Separation Pay includes: (i) payments in the form of reimbursements for expenses incurred and the provision of other taxable benefits; (ii) payments due on account of Separation from Service, regardless of whether such payments are conditioned on the Participant’s execution of a release of claims, noncompetition or nondisclosure provisions or other similar requirements; and (iii) such other amounts as are described in Prop. Treas. Reg. §1.409A-1(m) or in Applicable Guidance.
1.41 “Separation Pay Arrangement” means any arrangement that provides for Separation Pay, including the portion of any arrangement that provides for Separation Pay.
1.42 “Service Year” means a Participant’s Taxable Year in which the Participant performs services which give rise to Compensation.
1.43 “Specified Employee” means a Participant who is a key employee as described in Code §416(i), disregarding paragraph (5) thereof. However, a Participant is not a Specified Employee unless any stock of the Employer is publicly traded on an established securities market or otherwise. If a Participant is a key employee at any time during the 12 months ending on the identification date, the Participant is a Specified Employee for the 12 month period commencing on the first day of the fourth month following the identification date. The Employer in its Adoption Agreement will elect the identification date which may be any date in the calendar year and the same identification date must apply as to all deferred compensation arrangements of the Employer. The Employer may amend its Adoption Agreement to change the identification date but any such amendment is not effective for 12 months after the adoption of the amendment. If the Employer fails to elect an identification date in its Adoption Agreement, the identification date is December 31. The Employer’s election of an identification date on or before December 31, 2006, applies to any Separation from Service occurring on or after January 1, 2005. The Employer, in determining whether this Section 1.43 and all related Plan provisions apply, will determine whether the Employer has any publicly traded stock as of the date of a Participant’s Separation from Service. In the case of a spin-off or merger, or in the case of nonresident alien Employees, the Employer will apply the Specified Employee provisions of the Plan in accordance with Prop. Treas. Reg. §1.409A-1(i) and other Applicable Guidance.

1.44 “Specified Time or Fixed Schedule” means, in reference to a payment of Deferred Compensation, the Employer at the time of the deferral of the Compensation can objectively determine: (i) the amount payable; and (ii) the payment date or dates. An amount is objectively determinable if the deferral election specifically identifies the amount or if the Employer can determine the amount pursuant to a nondiscretionary formula. For this purpose, the Participant’s or the Employer’s designation of a calendar year or years for payment without more is deemed to mean payment on January 1 in such years. A Specified Time or Fixed Schedule also means as described in Prop. Treas. Reg. §1.409A-3(g)(1) and other Applicable Guidance.
1.45 “State” means: (i) one of the fifty states of the United States or the District of Columbia, or (ii) a political subdivision of a State, or any agency or instrumentality of a State or its political subdivision. A State does not include the federal government or an agency or instrumentality thereof.
1.46 “Substantial Risk of Forfeiture” means as to 409A Amounts, and other than for purposes of application of Code §457(f), Compensation which is payable conditioned: (i) on the performance of substantial future services by any person including the Participant; or (ii) on the occurrence of a condition related to a purpose of the Compensation, and where under clause (i) or (ii) the possibility of forfeiture is substantial. A condition related to the purpose of the Compensation relates to the Participant’s performance for the Employer or to the Employer’s business activities or organizational goals. A Substantial Risk of Forfeiture does not include any addition of a condition after a Legally Binding Right to the Compensation arises or any extension of a period during which the Compensation is subject to a Substantial Risk of Forfeiture. Compensation is not subject to a Substantial Risk of Forfeiture merely because payment is conditioned on the Participant’s refraining from performing services. Compensation is not subject to a Substantial Risk of forfeiture beyond the date or time that the Participant otherwise could have elected to receive the Compensation unless the amount of Compensation (disregarding Earnings) is materially greater than the amount of Compensation that the Participant otherwise could have elected to receive. As such, a Participant’s Elective Deferrals generally may not be made subject to a Substantial Risk of Forfeiture. In determining whether the possibility of forfeiture is substantial in the case of rights to Compensation granted to a Participant who owns significant voting power or value in the Employer, the Employer will apply Prop. Treas. Reg. §1.409A-1(d)(3) and Applicable Guidance. A Substantial Risk of Forfeiture for Grandfathered Amounts means as defined in Treas. Reg. §1.83-3(c) and in Notice 2005-1, Q/A-16(b) or in Applicable Guidance. A Substantial Risk of Forfeiture for purposes of application of Code §457(f) under an Ineligible 457 Plan means as described in Code §457(f)(3)(B), Treas. Reg. §1.83-3(c) and Applicable Guidance.
1.47 “Tax-Exempt Organization” means any tax-exempt organization other than a governmental unit or a church or a qualified church-controlled organization within the meaning of Code §§3121(w)(3)(A) and 3121(w)(3)(B).

1.48 “Taxable Year” means the 12 consecutive month period ending each December 31.
1.49 “Trust” means the trust described in Section 5.01 of the Basic Plan Document and created under Section 5.01 of the Adoption Agreement.
1.50 “Unforeseeable Emergency” means: (i) a severe financial hardship of the Participant or Beneficiary resulting from an illness or accident of the Participant or Beneficiary, of the Participant’s spouse or of the Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code §152(a)); (ii) loss of the Participant’s or Beneficiary’s property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s or Beneficiary’s control. The Employer will determine whether a Participant or Beneficiary incurs an Unforeseeable Emergency based on the relevant facts and circumstances and in accordance with Prop. Treas. Reg. §1.409A-3(g)(3) or Applicable Guidance, but in any case, the Plan may not make payment to the extent that the Unforeseeable Emergency may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets to the extent that such liquidation of assets would not itself cause severe financial hardship; or (iii) by the Participant’s cessation of Elective Deferrals under the Plan. The Plan must limit the amount of any payment based on Unforeseeable Emergency to the amount that is reasonably necessary to satisfy the emergency need, which may include amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the payment. The Employer in making the determination as to the amount of payment must take into account any additional Compensation available to the Participant if he/she cancels an Elective Deferral election under Section 4.03(D)(vii). If the Employer in its Adoption Agreement elects to permit payment based on Unforeseeable Emergency, the Employer further will elect whether to permit payment based on all events that will constitute an Unforeseeable Emergency or to limit such events to a subset of specific events which will so qualify.
1.51 “Valuation Date” means the last day of each Taxable Year and such other dates as the Employer may determine.
1.52 “Vested” means Deferred Compensation which is not subject to a Substantial Risk of Forfeiture. or to a requirement to perform further services for the Employer. For purposes of determining whether an amount satisfies the vesting requirement for Grandfathered Amounts under Article VII, Substantial Risk of Forfeiture means as described in Treas. Reg. §1.83-3(c) and does not mean as defined in Section 1.46 for purposes of application of Code §409A.
1.53 “Window Program” means a program the Employer establishes to provide, for a limited period of time not exceeding one year, Separation Pay in connection with Separation from Service, or in connection with Separation from Service under prescribed circumstances, and otherwise as described in Prop. Treas. Reg. §1.409A-1(b)(9)(v) or in Applicable Guidance.

1.54 “Wraparound Election” means as to a Participant who also is a participant in a 401(k) plan of the Employer, an election (or elections, if made separately) to defer compensation under both plans with the result that the Participant will achieve under the 401(k) plan, the maximum amount of elective deferrals and matching contributions, if any, as is permissible under Code §§402(g), 401(k)(3), 401(m), 415 and 414(v). For a Taxable Year as to any Participant, the maximum amount of Elective Deferrals the Plan will transfer may not exceed the Code §402(g) limit and the maximum amount of Matching Contributions the Plan will transfer may not exceed the Code §402(g) limit, applying such limit separately as to each contribution type. Under a Wraparound Election, the Plan promptly following completion of 401(k) plan testing and within any time required under Applicable Guidance, will transfer from the Participant’s Account such Elective Deferrals and related Matching Contributions for the Taxable Year (but without Earnings thereon) as are consistent with the Wraparound Election, to the Participant’s account under the 401(k) plan to be held and administered in accordance with the 401(k) plan. Any remaining amounts not transferred to the 401(k) plan will remain in and be administered in accordance with this Plan. The Employer in its Adoption Agreement will specify whether a participant may make a Wraparound Election. A Participant will make a Wraparound Election subject to any timing requirements of Applicable Guidance and on a form the Employer provides for this purpose.
1.55 “Year of Service” means the requirements, if any, the Employer will specify in its Adoption Agreement: (i) for a Participant to earn one year of service under any Plan vesting schedule for each Taxable Year; and (ii) applicable to crediting of vesting service.
II. PARTICIPATION
2.01 Participant Designated. The Employer will designate from time to time in its Adoption Agreement those Employees or Contractors (by name, job title or other classification) who are Participants in the Plan.
2.02 Elective Deferrals. The Employer will specify in its Adoption Agreement whether Participants may elect to make Elective Deferrals to their Accounts.
(A) Limitations. The Employer will specify in its Adoption Agreement any amount limitations or conditions applicable to Elective Deferrals.
(B) Election Form and Timing. A Participant must make his/her Elective Deferral election on an election form the Employer provides for that purpose. The Participant must make the election no later than the latest of the applicable times specified below. The Employer in its Adoption Agreement will elect that a Participant must make and deliver his/her election to the Employer no later than: (i) such applicable time; or (ii) the number of days prior to such applicable time as the Employer sets forth in its Adoption Agreement. The Employer will disregard any election which is not timely under this Section 2.02(B).

     (1) General Timing Rule. Except as otherwise provided in this Section 2.02(B), a Participant must deliver his/her election to the Employer no later than the end of the Taxable Year prior to the Service Year.
     (2) New Participant/New Plan. If the Plan becomes effective, or an Employee or Contractor first becomes a Participant, on a date which is not the first day of a Taxable Year, the Participant must make and deliver his/her Elective Deferral election for that Taxable Year not later than 30 days after the Plan goes into effect or the Participant becomes a Participant. The election may apply only to Compensation for services the Participant performs subsequent to the date the Participant delivers the election to the Employer. For Compensation that is earned for a specified performance period, including an annual bonus, and where the new Participant makes an Elective Deferral election after the service period commences, the Employer will pro rate the election by multiplying the Compensation by the ratio of the number of days left in the performance period at the time of the election, over the total number of days in the entire performance period.
     (3) Certain Forfeitable Rights. If payment of Deferred Compensation is subject to a forfeiture condition requiring the Participant to perform services for the Employer for at least 12 months after the Participant obtains the Legally Binding Right to the Compensation, the Participant may make an Elective Deferral election no later than 30 days after the Participant obtains the Legally Binding Right to the Compensation, provided the Participant makes the election at least 12 months prior to the earliest date on which the service forfeiture condition could lapse.
     (4) Performance-Based Compensation. As to any Performance-Based Compensation based on services performed over a period of at least 12 months, a Participant may elect no later than 6 months before the end of the service period to defer such Compensation, provided that the Participant: (i) continuously must perform services from a date no later than the date the Employer establishes the performance criteria and at least through the date of the Participant’s election; and (ii) may not make an election after the Compensation has become substantially certain to be paid and is readily ascertainable
     (5) Commissions. For purposes of election timing under this Section 2.02(B), if Compensation consists of Commissions, the Participant is treated as providing the services giving rise to the Commissions in the Taxable Year in which the customer remits payment to the Employer.
     (6) Final Payroll Period. As the Employer elects in its Adoption Agreement, if Compensation is payable after the last day of the Participant’s Taxable Year, but is Compensation for the Participant’s services during the final payroll period within the meaning of Code §3401(b) which contains the last day of the Taxable Year, the Compensation is treated for purposes of an election under this Section 2.02(B), as Compensation for the current Taxable Year in which the final payroll period commenced or for the subsequent Taxable Year in which the Employer pays the Compensation. This Section 2.02(B)(6) does not apply to Compensation for services performed over any period other than the final payroll period as described herein and the Employer will apply this Section 2.02(B)(6) in accordance with Prop. Treas. Reg. §1.409A-2(a)(11) and Applicable Guidance. If the Employer amends its plan after December 31, 2006, to alter the timing rule of this Section 2.02(B)(6), any such amendment may not take effect until 12 months after the later of the date the amendment if adopted and is effective.
     (7) Separation Pay/Window Program. If the Participant’s election relates to Separation Pay and the Separation Pay: (i) is due to an actual involuntary Separation from Service; and (ii) is the result of bona-fide, arm’s length negotiations, then the Participant may make an election under this Section 2.02(B) at any time up to the time that the Participant has a Legally Binding Right to the Separation Pay. If the Separation Pay results from a Window Program, the Participant may make the election at any time up to the time that the Participant’s election to participate in the Window Program becomes irrevocable.
     (8) Wraparound Elections. A Participant’s Wraparound Election under Section 1.54 is not an election under this Section 2.02(B) even if as a result of the election the amount of the Participant’s Elective Deferrals under this Plan increases, provided that the Wraparound Election does not affect the timing and form of payment of Deferred Compensation under this Plan.
     (9) Fiscal Year Employer. In the event that the Employer’s taxable year is a non-calendar year, a Participant may elect to defer Compensation which is co-extensive with the Employer’s fiscal year by making an election no later than the end of the Employer’s fiscal year which precedes the Employer’s fiscal year in which the Participant performs the service for which the Compensation is payable and in accordance with Prop. Treas. Reg. §1.409A-2(a)(5) and Applicable Guidance.
(C) Early Elections/Changes. The Employer in its Adoption Agreement will elect whether a Participant’s election made prior to the Section 2.02(B) deadline becomes irrevocable as to a Taxable Year: (i) following the last day on which a Participant may make an election under Section 2.02(B) for such Taxable Year; or (ii) if earlier, when the Participant makes the election for a Taxable Year. If the Employer elects to permit changes to an election up to the Section 2.02(B) election deadline, a Participant may make any number of changes to his/her Elective Deferral election during the period prior to the election becoming irrevocable. If the Employer elects in its Adoption Agreement and under Section 2.02(D) that a Participant’s election is continuing, the Participant is deemed to have made an election as to each Taxable Year on the last day that the Participant could have made an election under Section 2.02(B). As such, the Participant may revoke or modify a continuing election for a Taxable Year up to the date that such election is deemed made for that Taxable Year. A change payment election under Section 4.03(B) does not render an Elective Deferral election and an accompanying initial payment election under Section 4.03(A), revocable within the meaning of this Section 2.02(C).

(D) Election Duration. As the Employer elects in its Adoption Agreement, a Participant’s Elective Deferral election remains in effect: (i) only for the duration of the Taxable Year for which the Participant makes the election; or (ii) for the duration of the Taxable Year for which the Participant makes the election and for all subsequent Taxable Years unless the Participant executes a subsequent timely election, modification or revocation. A Participant, subject to Plan requirements regarding election timing, including those in Article VII, may make a new election, or may revoke or modify an existing election effective no earlier than for the next Taxable Year, provided that a Participant may cancel an existing and otherwise irrevocable election for a Taxable Year at any time following the Participant’s receipt of an Unforeseeable Emergency distribution or of a distribution from the Employer’s 401(k) plan based upon hardship within the meaning of Treas. Reg. §1.401(k)-1(d)(3).
2.03 Nonelective Contributions. The Employer will specify in its Adoption Agreement whether the Employer will or may make Nonelective Contributions to the Plan, and the terms and conditions applicable to any Nonelective Contributions.
2.04 Matching Contributions. The Employer will specify in its Adoption Agreement whether the Employer will or may make Matching Contributions to the Plan, and the terms and conditions applicable to any Matching Contributions.
2.05 Actual or Notional Contribution. The Employer will specify in its Adoption Agreement whether it will make any Employer Contribution as a notional contribution or as an actual contribution to an Account. If the Employer establishes the Trust, any Employer Contributions to the Trust will be actual contributions.
2.06 Allocation Conditions. The Employer will specify in its Adoption Agreement any employment or other condition applicable to the allocation of Employer Contributions for a Taxable Year.
2.07 Timing. The Employer may elect to make any Employer Contribution for a Taxable Year at such times as Code §409A or Applicable Guidance may permit. The Employer is not required to contribute any actual contribution (or to post any notional contribution) to an Account at the time that the Employer makes its contribution election.
2.08 Administration. The Employer will administer all Employer Contributions in the same manner as Elective Deferrals, except as the Plan otherwise provides. If the Employer establishes the Trust, the Employer will remit any Elective Deferrals to the Trust and will make any Employer Contributions to the Trust. Any Employer Contribution is not subject to an immediate Participant right to elect a cash payment in lieu of the Employer Contribution and such amounts are payable only in accordance with the Plan terms.

III. VESTING AND SUBSTANTIAL RISK OF FORFEITURE
3.01 Vesting Schedule or other Substantial Risk of Forfeiture. The Employer will specify in its Adoption Agreement any vesting schedule or other Substantial Risk of Forfeiture applicable to Participant Accounts. If the Plan is an Ineligible 457 Plan, the Employer must specify a Substantial Risk of Forfeiture.
3.02 Immediate Vesting on Specified Events. The Employer will specify in its Adoption Agreement whether a Participant’s Account is Vested without regard to Years of Service if the Participant Separates from Service on or following Retirement Age, or as a result of death, Disability, or other events.
3.03 Application of Forfeitures. A Participant will forfeit any non-Vested Accrued Benefit upon Separation from Service. The Employer will specify in its Adoption Agreement how it will apply Participant forfeitures under the Plan.
IV. BENEFIT PAYMENTS
4.01 Separation from Service or Death. The Plan will pay to the Participant the Vested Accrued Benefit held in the Participant’s Account following the earlier of the Participant’s Separation from Service or death. Payment will commence at the time and payment will be made in the form and method specified under Section 4.03. In the event of the Participant’s death, the Plan will pay to the Participant’s Beneficiary the Participant’s Vested Accrued Benefit or any remaining amount thereof if benefits to the Participant already have commenced, in accordance with the Participant’s election or otherwise as the Plan permits.
(A) Payment to Specified Employees. Notwithstanding anything to the contrary in the Plan or in a Participant or Employer payment election, the Plan may not make payment to a Specified Employee, based on Separation from Service, earlier than 6 months following Separation from Service (or if earlier, upon the Specified Employee’s death), except as permitted under this Section 4.01(A). The Employer in its Adoption Agreement will elect whether any payments that otherwise would be payable to the Specified Employee during the foregoing 6 month period: (i) will be accumulated and payment delayed until a date specified in the Adoption Agreement that is after the 6 month period; or (ii) will be delayed by 6 months as to each installment otherwise payable during the 6 month period. The Employer may amend its Adoption Agreement to change the method of treating payments otherwise payable within the 6 month period, provided that any change in method may not be effective for 12 months after the adoption of the amendment unless the Employer makes such an amendment prior to the Employer’s stock first becoming readily tradable on an established securities market. This Section 4.01(A) does not apply to payments made on account of a domestic relations order under Section 4.03(D)(i), payments made because of a conflict of interest under Section 4.03(D)(ii), or payment of employment taxes under Section 4.03(D)(v).

(B) Deemed Separation of Contractor. The Employer in its Adoption Agreement may elect to apply the special payment timing rules in this Section 4.01(B) as to Contractors. Compliance with this Section 4.01(B) results in the Contractor being deemed to have incurred a Separation from Service under Section 1.39. Under this Section 4.01(B): (i) the Plan will not pay a Contractor’s Account, or any portion thereof, before a date that is at least 12 months after the expiration of the contract or contracts under which the Contractor performs services for the Employer; and (ii) no amount payable under clause (i) will be paid to the Contractor if the Contractor (whether as a Contractor or an Employee) performs significant services for the Employer after the contract(s)’ expiration and before the payment date.
4.02 Other Payment Events. The Employer will specify in the Adoption Agreement whether, in addition to the payment events under Section 4.01, the Plan may pay to a Participant all or any part of the Participant’s Account: (i) upon the Participant’s Disability; (ii) at a Specified Time or pursuant to a Fixed Schedule; (iii) upon a Change in Control; or (iv) based upon an Unforeseeable Emergency. Payment will commence at the time and payment will be made in the form and method specified under Section 4.03.
4.03 Form, Timing and Method/ Payment Election. The Employer will specify in its Adoption Agreement: (i) the permissible forms of payment (cash or property), the timing of payment and methods of payment applicable to Plan Accounts (collectively, “payment elections”); and (ii) whether a Participant or the Employer may make an initial payment election under Section 4.03(A) or change payment election under Section 4.03(B). Until the Plan pays a Participant’s entire Vested Accrued Benefit, the Plan will continue to credit the Participant’s Account with Earnings, in accordance with Section 5.02. As to the permissible forms of payment (cash or property), the Participant or the Employer may, but is not required to, elect the form of payment as part of and at the same time as the initial payment election or change payment election.
(A) Initial Payment Election. The Employer will specify in its Adoption Agreement: (i) whether a Participant or the Employer may make an initial payment election or whether there are no initial payment elections and the form, timing and method of payment are controlled by the Employer’s Adoption Agreement elections; and (ii) whether any Participant payment election applies to all Account types or only applies to a Participant’s Elective Deferral Account. In the event the Employer elects in its Adoption Agreement not to provide any Participant or Employer initial payment elections, the Plan provisions constitute an initial payment election under the Plan. A Participant must make an initial payment election at the time of the Participant’s Elective Deferral election under Section 2.02(B). The Employer must make an initial payment election as to a Participant at the time that the Employer grants a Legally Binding Right to Deferred Compensation to the Participant. A payment election may apply only to the Deferred Compensation that is the subject of the Elective Deferral election or the Employer Contribution or may apply to such Deferred Compensation and to all future Deferred Compensation, as the payment election indicates. A Participant must make any permissible initial payment election on a form the Employer provides for that purpose. If the Participant or the Employer as applicable have the right to make an initial payment election but fail to do so, the Plan will pay the affected Participant’s Vested Accrued Benefit attributable to the non-election under this default provision, in a lump-sum cash payment 13 months following the earliest event permitting payment of the Participant’s Account under Sections 4.01 or 4.02. If this default provision applies, the default payment is deemed to be an initial payment election under the Plan.
(B) Change Payment Election. The Employer will specify in its Adoption Agreement whether a Participant’s or the Employer’s initial payment election under Section 4.03(A) or first change payment election under this Section 4.03(B) is irrevocable or whether a Participant or the Employer may change the elections. If the Plan permits Participants or the Employer to change existing payment elections (initial or change elections) as to any or all Deferred Compensation, including any Plan default payment applicable in the absence of an actual initial payment election, any such change payment election must comply with this Section 4.03(B). The Employer in its Adoption Agreement will elect whether a Beneficiary following a Participant’s death may make a change payment election under this Section 4.03(B). A Participant or Beneficiary must make any change payment election on a form the Employer provides for such purpose.
     (1) Conditions on Change Payment Elections. Any Participant or Employer change payment election: (i) may not take effect until at least 12 months following the date of the change payment election; (ii) if the change payment election relates to a payment based on Separation from Service or on Change in Control, or if the payment is at a Specified Time or pursuant to a Fixed Schedule, the change payment election must result in payment being made not earlier than 5 years following the date upon which the payment otherwise would have been made (or, in the case of a life annuity or installment payments treated as a single payment, 5 years from the date the first amount was scheduled to be paid); and (iii) if the change payment election relates to payment at a Specified Time or pursuant to a Fixed Schedule, the Participant or Employer must make the change payment election not less than 12 months prior to the date the payment is scheduled to be made (or, in the case of a life annuity or installment payments treated as a single payment, 12 months prior to the date the first amount was scheduled to be paid).
     (2) Definition of “Payment.” Except as otherwise provided in Section 4.03(B)(3), a “payment” for purposes of applying Section 4.03(B)(1) is each separately identified amount the Plan is obligated to pay to a Participant on a determinable date and includes amounts paid for the benefit of the Participant. An amount is “separately identified” only if the Employer can objectively determine the amount. A payment includes the provision of any taxable benefit, including payment in cash or in-kind. A payment includes, but is not limited to, the transfer, cancellation or reduction of an amount of Deferred Compensation in exchange for benefits under a welfare benefit plan, fringe benefits excludible under Code §§119 or 132, or any other benefit that is excluded from gross income.
     (3) Installment Payments and Life Annuities. A life annuity is treated as a single payment. For purposes of this Section 4.03(B)(3), a “life annuity” is a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant, or the joint lives (or life expectancies) of the Participant and of his/her Beneficiary. A change in the form of payment from one type of life annuity to another before any annuity payment has been made is not subject to the change payment election requirements provided that the annuities are actuarially equivalent applying reasonable actuarial assumptions. The Employer in its Adoption Agreement will elect whether to treat a series of installment payments which are not a life annuity as a single payment or as a series of separate payments. If the Employer fails to so elect, the Employer must treat the installments as a single payment. For purposes of this Section 4.03(B)(3), a “series of installment payments” means payment of a series of substantially equal periodic amounts to be paid over a predetermined number of years, except to the extent that any increase in the payment amounts reflects reasonable Earnings through the date of payment.
     (4) Coordination with Anti-Acceleration Rule. In applying Section 4.03(C), “payment” means as described in Sections 4.03(B)(2) and (3). A Participant under a change payment election may change the form of payment to a more rapid schedule (including a change from installments to a lump-sum payment) without violating Section 4.03(C), provided any such change remains subject to the change payment election provisions under this Section 4.03(B). Accordingly, if the Participant’s payment change election modifies the payment method from installments to a lump-sum payment, and if the Plan treats an installment payment as a single payment, a change payment election must satisfy Section 4.03(B)(1) measured from the first installment payment. Conversely, if the plan treats an installment payment as a series of payments, a change payment election must satisfy Section 4.03(B)(1) measured from the last installment payment. If a change payment election only modifies the timing of an installment payment, and the Plan treats the installments as a single payment, the change payment election must apply to each installment and must satisfy Section 4.03(B) measured from each installment payment. If in the latter case, the Plan treats installments as a series of payments, the change payment election may apply to any or all installments and must satisfy Section 4.03(B) separately as to each payment the change payment election affects.
     (5) Multiple Payment Events. If the Plan permits multiple payment events, the change payment election provisions of Section 4.03(B)(1) apply separately as to each payment due upon each payment event. The addition of a permissible payment event to Deferred Compensation previously deferred is subject to the change election provisions of Section 4.03(B)(1) where the additional event may cause a change in the time or form of payment. The addition of a payment event is not an impermissible acceleration under Section 4.03(C) provided that the change complies with this Section 4.03(B)(5).
     (6) Certain Payment Delays not Subject to Change Payment Election Rules. The Employer in its Adoption Agreement will elect whether to apply the some or all of the following payment delay provisions. If applicable, these provisions do not result in the Plan failing to provide for payment upon a permissible event as Code §409A requires nor are the delays treated as a change payment election under this Section 4.03(B).

          (a) Non-deductible Payment. The Plan may delay payment to a Participant if the Employer reasonably anticipates that the Employer’s deduction for payment of the Participant’s Deferred Compensation will be limited or eliminated under Code §162(m). As the Employer elects in its Adoption Agreement, the Plan will pay such Deferred Compensation at the earliest date at which the Employer reasonably anticipates that Code §162(m) will not apply or in the calendar year in which the affected Participant Separates from Service.
          (b) Loan Covenants/Contract Terms. The Plan may delay payment to a Participant if the Employer reasonably anticipates that the payment will violate the terms of a loan agreement or other similar contract to which the Employer is a party, provided that the Employer entered into the agreement or contract for legitimate business reasons and that such violation will cause material harm to the Employer. The Plan will pay such Deferred Compensation at the earliest date at which the Employer reasonably anticipates that the payment will not cause a violation of the agreement or contract or that such a violation will not result in material harm to the Employer.
          (c) Securities or Other Laws. The Plan may delay payment to a Participant if the Employer reasonably anticipates that the payment will violate Federal securities law or other applicable law. The Plan will pay such Deferred Compensation at the earliest date at which the Employer reasonably anticipates that the payment will not cause a violation of such laws. For purposes of this Section 4.03(B)(6)(c), a violation of “other applicable law” does not include a payment which would cause inclusion of the Deferred Compensation in the Participant’s gross income or which would subject the Participant to any Code penalty or other Code provision.
          (d) Other. The Plan may delay payment to a Participant upon such other events as Applicable Guidance may permit.
          (e) Amendment. If the Employer amends its Adoption Agreement to add any or all of payment delays described in this Section 4.03(B)(6), any such amendment may not be effective for at least 12 months following the Employer’s adoption of the amendment. As required under Section 4.03(C), the Employer may not amend its Adoption Agreement to remove any or all payment delays described in this Section 4.03(B)(6) as to any previous Deferred Compensation.
(C) No Acceleration-General Rule. Neither the Employer nor a Participant may accelerate the time or schedule of any Plan payment or amount scheduled to be paid under the Plan. For this purpose, the following are not an acceleration: (i) payment made in accordance with Plan provisions or pursuant to an initial payment election under Section 4.03(A) or a change payment election under Section 4.03(B) under which payment on an accelerated schedule is required on account of an intervening event which includes Separation from Service, Disability, death, Change in Control or Unforeseeable Emergency; (ii) The Employer’s waiver or acceleration of the satisfaction of any condition constituting a Substantial Risk of Forfeiture provided that payment is made only upon a permissible payment event and the Employer’s action otherwise does not violate Code §409A; and (iii) a choice between a distribution of cash or property if the timing and the amount of income inclusion to the Participant are the same.
(D) Permissible Accelerations. Notwithstanding Section 4.03(C), the Employer in its Adoption Agreement may elect to permit any or all of the following accelerations of the time or schedule of payment: (i) a payment to an individual other than the Participant required under a domestic relations order under Code §414(p)(1)(B); (ii) a payment required under a certificate of divestiture under Code §1043(b)(2) relating to conflicts of interest; (iii) a payment from a 457(f) plan to a Participant for the purpose of payment of the Participant’s Federal, state local or foreign income tax due upon a vesting event under the 457(f) plan, provided that the payment does not exceed the income tax withholding the Employer would have remitted if it had paid wages equal to the amount of 457(f) income includible at the time of vesting; (iv) a Plan amendment to permit certain cash-out payments described in Sections 4.03(E) and (F); (v) as it relates to the Deferred Compensation, a payment to pay the FICA tax under Code §§3101, 3121(a) and 3121(v)(2) and to pay income taxes at source on wages under Code §3401 or under corresponding provisions of state, local or foreign tax laws related to payment of the FICA and to pay additional income tax at source on wages attributable to pyramiding Section §3401 wages and taxes, but the total of all such payments may not exceed the aggregate of the FICA amount and the income tax withholding related to the FICA amount; (vi) a payment to any affected Participant at any time that the Plan fails to meet the requirements of Code §409A and the regulations thereunder, provided that such payment may not exceed the amount required to be included in income as a result of such failure; (vii) cancellation of a Participant’s Elective Deferral election on account of a payment based on Unforeseeable Emergency or a hardship distribution under Treas. Reg. §1.401(k)-1(d)(3) provided that the election is fully cancelled and that any subsequent election is subject to Sections 2.02 and 4.03(A); (viii) payment upon Plan termination in accordance with Section 6.03(B); (ix) payment to prevent the occurrence of a “nonallocation year” under Code §409(p) in accordance with Prop. Treas. Reg. §1.409A-3(h)(2)(ix) or other Applicable Guidance; and (x) a decrease in the amounts deferred under the Plan as a result of a formula which links Deferred Compensation under this Plan to benefits paid by or contributions made to a qualified plan of the Employer, including Wraparound Elections, in accordance with Prop. Treas. Reg. §1.409A-3(h)(3) or other Applicable Guidance.
(E) Cash-Out Upon Separation. The Employer in its Adoption Agreement will elect whether (notwithstanding a Participant’s or the Employer’s payment election or any contrary Plan terms) the Plan will pay in a single cash payment the entire Vested Accrued Benefit of a Participant who has Separated from Service (including Grandfathered and 409A Amounts) where the Participant’s Vested Accrued Benefit does not exceed $10,000. A payment under this Section 4.03(E) must terminate the Participant’s entire interest in the Plan and in all similar deferred compensation arrangements within the meaning of Prop. Treas. Reg. §1.409A-1(c) or other Applicable Guidance. The Employer will make any payment under this Section 4.03(E) on or before the later of: (i) December 31 of the Taxable Year in which the Participant Separates from Service; or (ii) the 15th day of the third month following the Participant’s Separation from Service.

(F) Cash-out of 409A Amount. The Employer in its Adoption Agreement will elect whether the Plan will pay in the form of a single cash payment the entire Vested Accrued Benefit of any Participant attributable to 409A Amounts upon the occurrence of any Plan payment event affecting the Participant, provided: (i) the Vested Accrued Benefit attributable to 409A Amounts does not exceed an amount the Employer designates in the Adoption Agreement; and (ii) “409A Amounts” for purposes of this cash-out provision only includes Compensation Deferred on and following the date the Employer elects this cash-out provision in the Adoption Agreement. If the Employer elects to apply this Section 4.03(F), any subsequent amendment to change or eliminate this feature is subject to the rules regarding payment change elections under Section 4.03(B).
4.04 Withholding. The Employer will withhold from any payment made under the Plan and from any amount taxable under Code §409A, all applicable taxes, and any and all other amounts required to be withheld under Federal, state or local law, including Notice 2005-1 and other Applicable Guidance.
4.05 Beneficiary Designation. A Participant may designate a Beneficiary (including one or more primary and contingent Beneficiaries) to receive payment of any Vested Accrued Benefit remaining in the Participant’s Account at death. The Employer will provide each Participant with a form for this purpose and no designation will be effective unless made on that form and delivered to the Employer. A Participant may modify or revoke an existing designation of Beneficiary by executing and delivering a new designation to the Employer. In the absence of a properly designated Beneficiary, the Employer will pay a deceased Participant’s Vested Accrued Benefit to the Participant’s surviving spouse and if none, to the Participant’s estate. If a Beneficiary is a minor or otherwise is a person whom the Employer reasonably determines to be legally incompetent, the Employer may cause the Plan or Trust to pay the Participant’s Vested Accrued Benefit to a guardian, trustee or other proper legal representative of the Beneficiary. The Plan’s or Trust’s payment of the deceased Participant’s Vested Accrued Benefit to the Beneficiary or proper legal representative of the Beneficiary completely discharges the Employer, the Plan and Trust of all further obligations under the Plan.
4.06 Administration of Payment Date(s).
(A) Objective Payment Date(s). The Employer in its Adoption Agreement, or the Participant or the Employer in an initial payment election or change payment election made pursuant to the Adoption Agreement must provide for a payment date that the Employer, at the time of the payment event, objectively can determine. Such payment date may, but need not, coincide with a payment event, but any payment must be on or following and must relate to a Plan payment event. If the Adoption Agreement or any such election provides for payment only in a designated calendar year, the payment date is deemed to be January 1 of that year.
(B) Multiple Payment Events/Fixed Schedule Linked to Payment Events. The Employer in its Adoption Agreement, or a Participant or the Employer in a payment election under

Sections 4.03(A) or (B): (i) may provide for payment upon the earliest or latest of more than one permissible payment event under Sections 4.01 and 4.02; (ii) may provide that a payment based on Separation from Service, death, Disability, Change in Control or Unforeseeable Emergency is to be made in accordance with a Fixed Schedule that the Employer objectively can determine at the time of the applicable payment event; or (iii) may provide for an alternative payment schedule if the payment event to which the payment schedule is linked occurs prior to a single specified date.
(C) Treatment of Payment as Made on Designated Payment Date. The Plan’s payment of Deferred Compensation is deemed made on the Plan required payment date or payment election required payment date even if the Plan makes payment after such date, provided the payment is made by the latest of: (i) the end of the calendar year in which the payment is due; (ii) the 15th day of the third calendar month following the payment due date; (iii) in case the Employer cannot calculate the payment amount on account of administrative impracticality which is beyond the Participant’s control (or the control of the Participant’s estate), in the first calendar year in which payment is practicable; (iv) in case the Employer does not have sufficient funds to make the payment without jeopardizing the Employer’s solvency, in the first calendar year in which the Employer’s funds are sufficient to make the payment. The Employer may cause the Plan or Trust to pay a Participant’s Vested Accrued Benefit on any date which satisfies this Section 4.06(C) and that is administratively practicable following any Plan specified payment date or the date specified in any valid payment election.
(D) Disputed Payments. In the event of a dispute between the Employer and a Participant as to whether Deferred Compensation is payable to the Participant or as to the amount thereof, the Plan is deemed to make timely payment on any Plan required payment date or payment election required payment date if: (i) the Participant accepts any portion of the payment that the Employer is willing to make (unless such acceptance results in a forfeiture of the Participant’s claim to the remaining amount); (ii) the Participant makes prompt, reasonable and good-faith efforts to collect the payment; and (iii) the Plan makes payment in the first calendar year in which the Employer and the Participant enter into a legally binding settlement of the dispute, the Employer concedes that the amount is payable or the Employer is required to cause the Plan to make payment under a final and nonappealable judgment or other binding decision. This Section 4.06(D) does not apply if the Plan’s failure to make payment on a required date is on account of: (i) the Participant’s failure to request payment, to provide information or to take any other action necessary for the Plan to make payment; or (ii) the Participant or a member of the Participant’s family (as defined in Code §267(c)(4) applied to include the spouse of any family member), any person or group of persons over whom the Participant or the Participant’s family has effective control or any person whose compensation (or any portion thereof) is controlled by the Participant or the Participant’s family members, makes the decision to not pay.
4.07 Employer Approval of Participant Elections. A Participant’s or the Employer’s initial payment elections or change payment elections must be consistent with the Plan and with the Adoption Agreement. The Employer at the time of the election must approve any Participant payment election as to form, timing and method, where the Adoption Agreement does not expressly authorize the elected form, timing or method. The Employer, in its absolute discretion, may withhold approval for any reason, including, but not limited to non-compliance with Plan terms. If the Employer does not approve a Participant’s initial payment election or change payment election, the Employer will pay the Participant’s Vested Accrued Benefit under Section 4.03 as though the Participant did not make such payment election.
V. TRUST ELECTION AND PLAN EARNINGS
5.01 Unfunded Plan/Trust Election. The Employer as it elects in its Adoption Agreement intends this Plan to be an unfunded plan that is wholly or partially exempt under ERISA. No Participant, Beneficiary or successor thereto has any legal or equitable right, interest or claim to any property or assets of the Employer, including assets held in any Account under the Plan except as the Plan otherwise permits. The Employer’s obligation to pay Plan benefits is an unsecured promise to pay. Except as provided in the Adoption Agreement, this Plan does not create a trust for the benefit of any Participant. If the Employer elects to create the Trust, the applicable provisions of the Basic Plan Document continue to apply, including those of this Section 5.01. The Trustee will pay Plan benefits in accordance with the Plan terms or upon the Employer’s direction consistent with Plan terms. Unless the Employer establishes the Trust: (i) the Employer may elect to make notional contributions in lieu of actual contributions to the Plan; and (ii) the Employer may elect not to invest any actual Plan contributions. If the Employer elects to invest any actual Plan contributions, such investments may be held for the Employer’s benefit in providing for the Employer’s obligations under the Plan or for such other purposes as the Employer may determine. Any assets held in Plan Accounts remain subject to claims of the Employer’s general creditors and no Participant’s or Beneficiary’s claim to Plan assets has any priority over any general unsecured creditor of the Employer.
(A) Restriction on Trust Assets. If an Employer establishes, directly or indirectly, the Trust (or any other arrangement Applicable Guidance may describe), the Trust and the Trust assets must be and must remain located within the United States, except with respect to a Participant who performs outside the United States substantially all services giving rise to the Deferred Compensation. The Trust may not contain any provision limiting the Trust assets to the payment of Plan benefits upon a Change in the Employer’s Financial Health, even if the assets remain subject to claims of the Employer’s general creditors. For this purpose, the Employer, upon a Change in the Employer’s Financial Health, may not transfer Deferred Compensation to the Trust. Any Trust the Employer establishes under this Plan shall be further subject to Applicable Guidance, compliance with which is necessary to avoid the transfer of assets to the Trust being treated as a transfer of property under Code § 83.
(B) Transitional Relief for Grace Period Assets. As to any Grace Period Assets that otherwise would violate Section 5.01(A) and Code §409(A)(b), not later than December 31, 2007, or such other date as Applicable Guidance may specify, the Plan or the Employer will eliminate Grace Period Assets or otherwise cause such assets to not violate

Code §409A(b) by: (i) making payment of Deferred Compensation in accordance with the Plan terms; (ii) making payment of Deferred Compensation upon the Employer’s termination of the Plan under Section 6.03(b); (iii) dissolving the Trust in accordance with the Trust terms; (iv) desegregating the Grace Period Assets such that they no longer are associated with the payment of Deferred Compensation; or (v) taking such other action to come into conformity with Code §409A(b) and Applicable Guidance issued before December 31, 2007, as Applicable guidance may specify. Under clause (iv), even if the Employer takes no other prior action, the Grace Period Assets as of December 31, 2007, are by this provision desegregated and no longer are associated with the payment of Deferred Compensation. Under clauses (i) and (ii), if payment consists of both Grace Period Assets and other assets, the payment is treated for purposes of this Section 5.01(B) as consisting first of Grace Period Assets.
     (1) Grace Period Assets. For purposes of this Section 5.01(B), Grace Period Assets means assets which on or before March 21, 2006, were set aside, transferred or restricted under Code §§409(A)(b)(1) or 409A(b)(2) so as to become subject to income inclusion under such Code sections. Grace Period Assets includes actual Earnings on the Grace Period Assets (whether held in the Trust or otherwise), including such Earnings credited after March 21, 2006. The Employer will determine Grace Period Assets in accordance with Notice 2006-33 and other Applicable Guidance.
5.02 Actual or Notional Earnings. If the Employer establishes the Trust under Section 5.01, the Trust earnings provisions apply to all Plan contributions and constitute Earnings for purposes of the Plan. If the Employer does not establish the Trust, the Employer will elect in its Adoption Agreement whether the Plan periodically will credit actual or notional Plan contributions with a determinable amount of notional Earnings (at a specified fixed or floating interest rate or other specified index) or will credit or charge each Participant’s Account with net investment earnings, gain and loss actually incurred by the Account. If the Account is credited and charged with actual Earnings, the Employer will specify in the Adoption Agreement whether the Employer, the Trustee (subject to the Trust terms) or the Participant has the right to direct the investment of the Participant’s Account and also may specify any limitations on the Participant’s right of investment direction. If the Adoption Agreement provides for Employer investment direction, the Employer may make any investment of Plan assets it deems reasonable or appropriate. If the Adoption Agreement provides for Participant investment direction, this right is limited strictly to investment direction and the Participant will not be entitled to the distribution of any Account asset except as the Plan otherwise permits. Except as otherwise provided in the Plan or Trust, all Plan assets, including all incidents of ownership thereto, at all times will be the sole property of the Employer.
VI. MISCELLANEOUS
6.01 No Assignment. No Participant or Beneficiary has the right to anticipate, alienate, assign, pledge, encumber, sell, transfer, mortgage or otherwise in any manner convey in advance of actual receipt, the Participant’s Account. Prior to actual payment, a Participant’s Account is not subject to the debts, judgments or other obligations of the

Participant or Beneficiary and is not subject to attachment, seizure, garnishment or other process applicable to the Participant or Beneficiary.
6.02 Not Employment Contract. This Plan is not a contract for employment between the Employer and any Employee who is a Participant. This Plan does not entitle any Participant to continued employment with the Employer, and benefits under the Plan are limited to payment of a Participant’s Vested Accrued Benefit in accordance with the terms of the Plan.
6.03 Amendment and Termination.
(A) Amendment. The Employer reserves the right to amend the Plan at any time to comply with Code §409A, Notice 2005-1, Prop. Treas. Reg. §1.409A and other Applicable Guidance or for any other purpose, provided that such amendment will not result in taxation to any Participant under Code §409A. Except as the Plan and Applicable Guidance otherwise may require, the Employer may make any such amendments effective immediately.
(B) Termination. The Employer may terminate, but is not required to terminate, the Plan and distribute Plan Accounts under the following circumstances:
     (1) Dissolution/Bankruptcy. The Employer may terminate the Plan within 12 months following a dissolution of a corporate Employer taxable under Code §331 or with approval of a Bankruptcy court under 11 U.S.C. §503(b)(1)(A), provided that the Deferred Compensation is paid to the Participants and is included in the Participants’ gross income in the latest calendar year: (i) in which the plan termination occurs; (ii) in which the amounts no longer are subject to a Substantial Risk of Forfeiture; or (iii) in which the payment is administratively practicable.
     (2) Change in Control. The Employer may terminate the Plan within the 30 days preceding or the 12 months following a Change in Control provided the Employer distributes all Plan Accounts (and must distribute the accounts under any substantially similar Employer plan which plan the Employer also must terminate) within 12 months following the Plan termination.
     (3) Other. The Employer may terminate the Plan for any other reason in the Employer’s discretion provided that: (i) the Employer also terminates all Aggregated Plans in which any Participant also is a participant; (ii) the Plan makes no payments in the 12 months following the Plan termination date other than payments the Plan would have made irrespective of Plan termination; (iii) the Plan makes all payments within 24 months following the Plan termination date; and (iv) the Employer within 5 years following the Plan termination date does not adopt a new plan covering any Participant that would be an Aggregated Plan.
     (4) Applicable Guidance. The Employer may terminate the Plan under such other circumstances as Applicable Guidance may permit.

(C) Effect on Vesting. Any Plan amendment or termination will not reduce the Vested Accrued Benefit held in any Participant Account at the date of the amendment or termination and also may not accelerate vesting except as may be permitted without subjecting any Participant to taxation under Code §409A.
(D) Cessation of Future Contributions. The Employer in its Adoption Agreement may elect at any time to amend the Plan to cease future Elective Deferrals, Nonelective Contributions or Matching Contributions as of a specified date. In such event, the Plan remains in effect (except those provisions permitting the frozen contribution type) until all Accounts are paid in accordance with the Plan terms, or, if earlier, upon the Employer’s termination of the Plan.
6.04 Severability. If the Employer or any proper authority determines any provision of the Plan will cause taxation under Code §409A or is otherwise invalid, the remaining portions of the Plan will continue in effect and will be interpreted consistent with the elimination of the invalid provision.
6.05 Notice and Elections. Any notice given or election made under the Plan must be in writing and must be delivered or mailed by certified mail, to the Employer or to the Participant or Beneficiary as appropriate. The Employer will prescribe the form of any Plan notice or election to be given to or made by Participants. Any notice or election will be deemed given or made as of the date of delivery, or if given or made by certified mail, as of 3 business days after mailing.
6.06 Administration. The Employer will administer and interpret the Plan, including making a determination of the Vested Accrued Benefit due any Participant or Beneficiary under the Plan. As a condition of receiving any Plan benefit to which a Participant or Beneficiary otherwise may be entitled, a Participant or Beneficiary will provide such information and will perform such other acts as the Employer reasonably may request. The Employer may cause the Plan to forfeit any or all of a Participant’s Vested Accrued Benefit, if the Participant fails to cooperate reasonably with the Employer in the administration of the Participant’s Plan Account, provided that this provision does not apply to a bona fide dispute under Section 4.06(D). The Employer may retain agents to assist in the administration of the Plan and may delegate to agents such duties as it sees fit. The decision of the Employer or its designee concerning the administration of the Plan is final and is binding upon all persons having any interest in the Plan. The Employer will indemnify, defend and hold harmless any Employee designated by the Employer to assist in the administration of the Plan from any and all loss, damage, claims, expense or liability with respect to this Plan (collectively, “claims”) except claims arising from the intentional acts or gross negligence of the Employee.
6.07 Account Statements. The Employer from time to time will provide each Participant with a statement of the Participant’s Vested Accrued Benefit as of the most recent Valuation Date. The Employer also will provide Account statements to any Beneficiary of a deceased Participant with a Vested Accrued Benefit remaining in the Plan.

6.08 Accounting. The Employer will maintain for each Participant as is necessary for proper administration of the Plan, an Elective Deferral Account, a Matching Contribution Account, a Nonelective Contribution Account, and separate sub-accounts reflecting 409A Amounts and Grandfathered Amounts in accordance with Section 7.03.
6.09 Costs and Expenses. Except for investment charges, which will be borne by the Account to which they pertain, the Employer will pay the costs, expenses and fees associated with the operation of the Plan, excluding those incurred by Participants or Beneficiaries. The Employer will pay costs, expenses or fees charged by or incurred by the Trustee only as provided in the Trust or other agreement between the Employer and the Trustee.
6.10 Reporting. The Employer will report Deferred Compensation for Employee Participants on Form W-2 for and on Form 1099-MISC for Contractor Participants in accordance with Notice 2005-1 and Applicable Guidance.
6.11 ERISA Claims Procedure. If this Plan is established as a “top-hat plan” within the meaning of DOL Reg. §2520.104-23, the following claims procedure under DOL Reg. §2560.503-1 applies. For purposes of the Plan’s claims procedure under this Section 6.11, the “Plan Administrator” means the Employer. A Participant or Beneficiary may file with the Plan Administrator a written claim for benefits, if the Participant or Beneficiary disputes the Plan Administrator’s determination regarding the Participant’s or Beneficiary’s Plan benefit. However, the Plan Administrator will cause the Plan to pay only such benefits as the Plan Administrator in its discretion determines a Participant or Beneficiary is entitled to receive. The Plan Administrator under this Section 6.11 will provide a separate written document to affected Participants and Beneficiaries which explains the Plan’s claims procedure and which by this reference is incorporated into the Plan. If the Plan Administrator makes a final written determination denying a Participant’s or Beneficiary’s claim, the Participant or Beneficiary must file an action with respect to the denied claim within 180 days following the date of the Plan Administrator’s final determination.
VII. 2005 AND 2006 TRANSITION RULES AND PROVISIONS APPLICABLE
IF PLAN WAS EFFECTIVE BEFORE 2005
7.01 409A Amounts. The terms of this Plan control as to any 409A Amount.
7.02 Grandfathered Amounts. A Grandfathered Amount remains subject to the terms of the Plan as in effect before January 1, 2005, unless the Employer makes a material modification to the Plan under Section 7.04. Notwithstanding the preceding sentence, the restrictions of Section 5.01(A) and the transition relief of Section 5.01(B) as to Grace Period Assets apply to Grandfathered Amounts.
7.03 Separate Accounting/Earnings. The Employer will account separately for 409A Amounts and for Grandfathered Amounts within each Participant’s Account. The

Employer also will account separately for Earnings on the 409A Amounts and Earnings on the Grandfathered Amounts. Post-2004 Earnings on Grandfathered Amounts are included in the Grandfathered Amount.
7.04 Material Modification. The Employer makes a material modification to the Plan if at any time the Employer amends the Plan or exercises discretion under the Plan to enhance materially a benefit or right existing as of October 3, 2004, or to add a new material benefit or right not existing as of October 3, 2004, and such actions affect amounts which otherwise would be Grandfathered Amounts. The Employer’s adoption of this Plan as a new plan or grant of an additional benefit under an existing Plan after October 3, 2004, and before January 1, 2005, is a material modification unless: (i) the adoption or grant is consistent with the Employer’s historical compensation practices; and (ii) the Plan treats such additional Deferred Compensation as a 409A Amount. The Employer’s amendment of the Plan to permit Participants with the option to terminate participation in the Plan is a material modification.
(A) Not a Material Modification. A material modification does not include: (i) the Employer’s amendment of the Plan to comply with Code §409A (except to add one or more provisions permitted by Code §409A that the Plan did not include as of October 3, 2004, and which would enhance materially an existing benefit or add a new material benefit); (ii) the Employer’s amendment of the Plan to reduce or eliminate any benefit existing as of October 3, 2004; (iii) the Employer’s exercise of Plan discretion existing as of October 3, 2004, over the time and manner of payment (except for the right to accelerate vesting to a date on or before December 31, 2004, or otherwise to enhance materially an existing benefit or right or to add a new material benefit or right); (iv) the Employer’s amendment of the Plan to change the application of Earnings to a Participant’s Account as permitted under Prop. Treas. Reg. §1.409A-6(a)(4)(iv); (v) the Employer’s establishment of a trust or the making of Plan contributions to a trust or other arrangement from which the Plan will pay benefits provided that the contribution to the trust or other arrangement does not cause an amount to be included in the Participant’s gross income; (v) the Participant’s exercise of any right existing as of October 3, 2004 (except to enhance an existing benefit or to add a new benefit); (vi) the Employer’s amendment of the Plan to cease future Elective Deferrals and Employer Contributions; or (vii) the Employer’s termination of the Plan in accordance with Section 6.03. An amendment to the Plan which otherwise would constitute a material modification is not treated as a material modification provided the Employer rescinds the amendment before any Participant exercises any right granted under the amendment and in any event not later than the end of the calendar year in which the Employer made the amendment.
(B) Aggregation. In applying this Section 7.04, “Plan” means under Section 1.37 and the Aggregated Plans provisions under Section 1.04 do not apply.
7.05 2005 and 2006 Operational Rules. The following provisions apply to the Plan during the 2005 and 2006 Taxable Years.

(A) Good Faith. As to 409A Amounts, the Employer will operate the Plan during the 2005 and 2006 Taxable Years in good faith compliance in accordance with: (i) Notice 2005-1; (ii) Code §409A; and (iii) any Applicable Guidance as of the effective date thereof. The Employer also may operate the Plan consistent with the Prop. Treas. Reg. §1.409A before such regulations become effective and may apply such regulations to the extent that they are inconsistent with Notice 2005-1. Although the Employer intends this Plan document to comply with the provisions of Notice 2005-1 and of Prop. Treas. Reg. §1.409A, the Employer will not apply any Plan provision which is inconsistent therewith and, by December 31, 2006, will amend any such provision to comply with Applicable Guidance. The Employer and the Participants may not exercise discretion under the Plan in a manner that would violate Code §409A.
(B) New Payment Elections. A Participant, on or before December 31, 2006, may make a new payment election as to any previously deferred 409A Amount. Any such election must be a permissible election under Section 4.03(A), but an election under this Section 7.05(B) is not treated as a change in the timing or form of distribution and need not comply with Section 4.03(B) as it applies to such changes. In addition, during 2006, a Participant may not make a new payment election under this Section 7.05(B) which: (i) would result in the Participant not receiving any payment which the Plan otherwise would make in 2006; or (ii) would accelerate to 2006 any payment the Plan would otherwise make after 2006.
(C) Payments Linked to Qualified Plans. Notwithstanding Article IV, the Plan will honor any Participant election as to the timing or form of payment of Deferred Compensation that is a 409A Amount provided: (i) such election is controlled by the Participant’s distribution election under any Code §401(a) qualified plan; (ii) the election is permitted under the Plan terms as in effect on October 3, 2004; and (iii) the distribution is made or is commenced on or after January 1, 2005, and no later than December 31, 2006.
(D) 2005 Deferral Election by March 15, 2005. Notwithstanding Section 2.03, if the Plan was in existence on or before December 31, 2004 (as described in Notice 2005-1, Q/A 21), a Participant may make an Elective Deferral election as to 409A amounts earned for service to the Employer through December 31, 2005. A Participant must make an election under this Section 7.05(D) no later than March 15, 2005, and in accordance with the Plan terms as in effect on or before December 31, 2005. The election applies only as to amounts not paid or payable to the Participant at the time of the election. Any amounts subject to this election otherwise are 409A Amounts. This Section applies only to the 2005 Taxable Year.
(E) Certain Severance Plans. If the Plan provides severance pay benefits and either: (i) is collectively bargained; or (ii) does not cover any key employees within the meaning of Code §416(i), the Plan provisions governing 409A Amounts are effective as to the severance benefits for Taxable Years commencing in 2006. For 2005, the severance benefit provisions of the Plan remain subject to prior Plan terms. For purposes of this Section 7.05(E), a severance pay benefit means as described in Notice 2005-1, Q/A 19(d).

(F) Cancellation of Election/Participation. A Participant as to 409A Amounts, on or before December 31, 2005, may elect to terminate participation in the Plan or to cancel (or reduce the amount of) any or all existing Elective Deferral elections and Employer Contributions. The Employer as to 409A Amounts, on or before December 31, 2005, also may terminate any Participant’s participation in the Plan or may cancel any Participant’s Elective Deferral election or Employer Contribution. The Plan will distribute to an affected Participant all 409A Amounts subject to an election under this Section 7.05(F) and the Participant will include such amounts in income, in the 2005 Taxable Year, or if later, in the Taxable Year in which such amounts are Vested.
7.06 Incorporation of Applicable Guidance. In the event of Applicable Guidance that is contrary to any Plan provision, the Employer, as of the effective date of the Applicable Guidance, will operate the Plan in conformance therewith and will disregard any inconsistent Plan provision. Any such Applicable Guidance is deemed to be incorporated by reference into the Plan and to supersede any contrary Plan provision during any period in which the Employer is permitted to comply operationally with the Applicable Guidance and before a formal Plan amendment is required.